CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”) is made and entered into as of the 7th day of May 2018 (the “Closing Date”), by and between

PROVENTION BIO, INC., a Delaware corporation, the principal place of business of which is at United States of America (“Buyer”),

and

MACROGENICS, INC., a Delaware corporation, the principal place of business of which is at 9704 Medical Centre Drive, Rockville, MD 20850, United States of America (“Seller”);

RECITALS

WHEREAS, Buyer is a clinical stage biopharmaceutical company that possesses expertise in the research and development of pharmaceutical products which prevent and intercept immune-mediated diseases;

WHEREAS, Seller is a biopharmaceutical company that discovers and develops novel biologics for the treatment of cancer, autoimmune disorders and infectious diseases, and Seller has developed a novel cluster of differentiation 3 (“CD3”) partial agonist known as “Teplizumab”;

WHEREAS, Seller wishes to sell and transfer to Buyer all right, title and interest in and to certain assets related to “Teplizumab” pursuant to and in accordance with the terms and conditions of this Agreement;

WHEREAS, Buyer wishes to purchase from Seller such assets related to “Teplizumab”;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	DEFINITIONS

1.1	As used in this Agreement, the following defined terms shall have the meanings provided below:

“Accounting Standards”:	means the United States Generally Accepted Accounting Principles (U.S. GAAP) as consistently applied.

“Accounts Receivable”:	means all trade accounts and notes receivable and other miscellaneous receivables, including those that are not evidenced by instruments or invoices, existing as of the Closing Date.

“Action or Proceeding”:	means any claim, action, suit, litigation, proceeding, arbitration, order, inquiry, hearing, assessment, audit, contest, prosecution, enforcement action, examination or investigation (whether civil, criminal, administrative, investigative, appellate or informal) threatened, commenced, brought, conducted, pending or heard by or before, or otherwise involving, any Governmental Authority or any arbitrator or arbitration panel; provided that the foregoing shall exclude patent or trademark prosecution and examination before any relevant patent and/or trademark office in any applicable country or jurisdiction.

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“Affiliate”:	means any corporation or other legal entity controlled by, controlling, or under common control with Buyer or Seller. For the purpose of this definition, the term “control” means direct or indirect beneficial ownership of at least fifty percent (50%) of the voting stock of a corporation or other legal entity, or to hold the effective power to appoint or dismiss members of the management.

“Agreement”:	means this Asset Purchase Agreement, including the Exhibits.

“API”:	means an active pharmaceutical ingredient, whether produced from a living organism or through synthetic process, i.e., any substance intended to be used in the manufacture of a drug product and that is intended to furnish pharmacological activity or other direct effect in the diagnosis, cure, mitigation, treatment or prevention of disease or to affect the structure or any function of the body of man or other animals, including peptides, antibodies, hybrid molecules, fusion proteins, cytokines or other cellular elements.

“Applicable Laws”:	means any and all of the applicable federal, provincial, regional, state or local law, statute or ordinance, rules and regulations, including any rules, regulations, guidelines, administrative guidance, or other requirements of any Governmental Authorities that may be in effect from time to time in any country or jurisdiction, including, without limitation, the FFDCA, current Good Manufacturing Practices (“cGMP”) and current Good Clinical Practices (“cGCP”).

“Assumed Contracts”:	means the agreements listed in Exhibit 3 under the heading “Assumed Contracts.” For the avoidance of doubt, “Assumed Contracts” shall not include any agreements or contracts of Seller that are not explicitly scheduled in Exhibit 3 hereto under the heading “Assumed Contracts.”

“Assumed Liabilities”:	means, collectively, all of the following liabilities, in each case to the extent related to and solely accruing during the period beginning immediately after the Closing Date in connection with the ownership of the Purchased Assets or the manufacturing, Development or Commercialization of a Product by Buyer, its Affiliates or its Licensees, but in all cases excluding the Retained Liabilities and the other obligations retained by Seller pursuant to Section 2.8 or any other Transaction Documents: (i) subject to Section 3.11, all liabilities to the extent arising out of or relating to the Assumed Contracts; (ii) all liabilities in respect of any lawsuits, claims, actions or proceedings to the extent arising out of or relating to the manufacture, Development or Commercialization of Products or the ownership, sale, lease or use of any of the Purchased Assets; (iii) all liabilities for warranty claims and product liability or similar claims, including all suits, actions or proceedings relating to any such liabilities, to the extent arising out of or relating to any and all Products; (iv) all liabilities for taxes to the extent arising out of or relating to or in respect of any Product or any Purchased Asset after the Closing Date; and (v) all other liabilities and obligations of whatever kind and nature, primary, secondary, direct or indirect, absolute or contingent, known or unknown, whether or not accrued, to the extent arising out of or relating to the Product or Purchased Assets. For the avoidance of doubt, Assumed Liabilities shall not include Excluded Taxes.

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“Bill of Sale and General
Assignment Agreement”:	has the meaning set forth in Section 4.2(i).

“BLA Approval Milestone”	has the meaning set forth in Section 3.2.

“Business Day”:	means any day other than (i) a Saturday, a Sunday, or (ii) a day on which commercial banks located in Lebanon, New Jersey, and/or Rockville, Maryland, are authorized or required under Applicable Laws to remain closed.

“Buyer”:	has the meaning set forth at the beginning of this Agreement.

“Closing”:	has the meaning set forth in Section 4.1.

“Closing Date”:	means the effective date of this Agreement shown at the beginning of this Agreement.

“Commercial Milestone”:	has the meaning set forth in Section 3.4.

“Commercialization” or
“Commercialize”:	means the commercial manufacture, marketing, promotion, sale, offering for sale, distribution, and/or commercial importation or exportation of a Product.

“Combination Product”:	means a Product combining Teplizumab together with another API.

“Completion”:	means, for a clinical trial, the date upon which all patients have completed protocol-defined drug administration and [****].

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“Confidential Information”:	means any information of a confidential or proprietary nature disclosed by a Party or its Affiliates (the “Disclosing Party”) to the other Party or its Affiliates (the “Receiving Party”), including each Party’s or its Affiliates’ invention disclosures, proprietary materials, data, including any Data, know-how, including any Know-How, technologies, trade secrets, and/or manufacturing, marketing, personnel and other business information and plans, whether in oral, written, graphic or electronic form. Confidential Information (as defined in the Prior Confidentiality Agreement) disclosed under the Prior Confidentiality Agreement shall be deemed Confidential Information hereunder. Information shall not be deemed “Confidential Information” hereunder, and the Receiving Party shall have no obligation with respect to any information if it is:

(i)	known by the Receiving Party prior to disclosure by the Disclosing Party, as evidenced by internal records or documentation of the Receiving Party; or

(ii)	information which is in the public domain or subsequently enters the public domain through no fault of the Receiving Party; or

(iii)	information that is received by the Receiving Party from an independent Third Party with the lawful right to disclose it; or

(iv)	information that was independently developed by the Receiving Party (or its Affiliates’) employees or contractors without the use of or reference to Confidential Information of the Disclosing Party as evidenced by internal records or documentation of the Receiving Party.

Notwithstanding the foregoing, any combination of features or disclosures shall not be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the rightful possession of the Receiving Party unless the combination itself and principle of operation are published or available to the general public or in the rightful possession of the Receiving Party. Confidential Information to the extent solely and specifically related to the Purchased Assets and/or the Product shall be deemed to be the Confidential Information of the Buyer, notwithstanding the fact that it was initially disclosed to the Buyer by the Seller.

“Consents and Waivers”:	means the [****] Consent, [****] Waiver, [****] Novation and Consent and [****] Comfort Letter.

“Control” or “Controlled”:	means, the possession by a Party of the ability to assign, transfer or license rights or assets as contemplated by this Agreement with respect to (i) the Purchased Assets; and (ii) other intellectual property and assets of any kind, unless, with respect to intellectual property and/or assets other than the Purchased Assets, such assignment transfer or license of rights or assets would violate the terms of any agreement or other arrangement with any Third Party existing at the time such Party would be first required to assign, transfer or license such rights or assets; provided however that if such agreement or other arrangement with any Third Party later terminates, or would no longer be violated, then such intellectual property or other assets shall be deemed Controlled by such Party.

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“Core Representation”:	has the meaning set forth in Section 9.1(ii).

“Damages”:	means any loss, damage, injury, liability, settlement, judgment, obligation, award, fine, penalty, tax, fee (including any reasonable legal fee, accounting fee, expert fee or advisory fee), charge, cost (including any reasonable cost of investigation) or expense.

“Data”:	means any and all research data, technical data, test and development data, pre-clinical and clinical data, formulations, processes, protocols, regulatory files and the like which are developed by Seller, its Affiliates, licensees and/or Third Party providers of services, in each case including their respective predecessors in interest, and Controlled by Seller, prior to the Closing Date or generated in the performance of the Technology Transition Plan.

“Data Room”:	means that certain electronic data room populated by the Seller on ShareVault.com relating to the Product and the Purchased Assets.

“Development” or “Develop”:	means to discover, research or otherwise develop a product, including conducting any pre-clinical, non-clinical or clinical research and any drug development activity, including discovery, research, toxicology, pharmacology and other similar activities, test method development and stability testing, manufacturing process development, formulation development, delivery system development, quality assurance and quality control development, statistical analysis, clinical studies (including pre- and post-approval studies), diagnostic assays in connection with clinical studies, and all activities directed to obtaining any Regulatory Approval, including any marketing, pricing or reimbursement approval. For the sake of clarity, Development shall not include any activities related to Commercialization.

“Development and
Regulatory Milestone”:	has the meaning set forth in Section 3.2.

“Development Plan”:	means plans for the Development of the Product as outlined in Exhibit 4 and as may be modified by the Buyer from time to time during the Term.

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“Device”:	means any medical device, instrument, apparatus, implant, or similar or related device that is used to diagnose, prevent and/or treat a disease or other condition, such as a drug delivery system (including a single use disposable injection device), that is distributed, marketed and/or sold by Buyer, its Affiliates and/or Licensees to Third Parties, including hospitals, clinics, medical practitioners, pharmacists, and patients, either in the secondary packaging of the Product or separately, the use of which is related to the use of the Product.

“Diagnostic Tool”:	means any companion and/or diagnostic assay developed and used to (i) identify patients who are most likely to benefit from a Product, (ii) identify patients likely to be at increased risk for serious adverse reactions as a result of treatment with a Product, and/or (iii) monitor a patient’s response to a Product for the purpose of adjusting treatment (e.g., schedule, dose, discontinuation) to achieve improved safety or effectiveness.

“Disclosing Party”:	shall have the meaning provided in the definition of “Confidential Information.”

“Disclosure Schedules”:	means the Disclosure Schedules set forth in Exhibit 5.

“Earn-Out Term”:	means, on a Product-by-Product, and country-by-country basis, the period commencing upon the First Commercial Sale of such Product in such country and expiring upon the later of: (i) the last-to-expire Valid Claim in a Product Patent in a given country, or (ii) [****] years after the date of First Commercial Sale of such Product in such country.

“[****] Agreement”:	means the “[****] Agreement” entered into by and between Seller and [****], as subsequently amended on [****] and [****], which has [****].

“[****] Consent”:	means that certain [****] and Seller, dated as of [****].

“Encumbrance”:	means any lien, pledge, charge, mortgage, security interest, lease, license, option, right of first refusal, preemptive right, put, call or other restriction on transfer (other than express provisions of Assumed Contracts), defect or imperfection of title, assessment, deed of trust, levy, or other encumbrance of any kind, or any conditional sale or title retention agreement or other agreement to give any of the foregoing in the future.

“Excluded Taxes”:	means (i) all Taxes of or relating to Seller, or for which Seller is liable, for any taxable period, including (A) all Taxes of any member of an affiliated group of which Seller (or any predecessor) is or was a member on a prior to the Closing Date, including pursuant to Treasury Regulation Section 1.1502-6 or any analogous or similar state, local or foreign law; (B) any and all Taxes of any person imposed on Buyer as a transferee or successor, by contract or pursuant to any Applicable Law, which Taxes relate to an event or transaction occurring before the Closing Date, and (C) payments under any Tax allocation, sharing or similar agreement (whether oral or written); (ii) all Taxes relating to the “Retained Rights” described in Section 2.3 or Retained Liabilities for any taxable period; (iii) all Taxes attributable to ownership or use of any Purchased Assets or the Assumed Liabilities for any taxable period ending on or prior to the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, for the portion of such taxable period ending on the Closing Date; and (iv) Seller’s portion of transfer taxes (as provided in Section 3.9).

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“Exhibit”:	means any or all of the exhibits attached to this Agreement.

“FFDCA”:	means the Federal Food, Drug, and Cosmetic Act.

“First Commercial Sale”:	means, with respect to a Product in a given country, the first commercial sale or disposition for value of such Product to a Third Party (other than a Related Party) for end use or consumption of such Product in such country, excluding, however, transfers or dispositions of without consideration: (i) in connection with patient assistance programs; (ii) for charitable or promotional purposes; (iii) for preclinical, clinical, regulatory or governmental purposes or under so-called “named patient”, “compassionate use” or other limited access programs; or (iv) for use in any tests or studies reasonably necessary to comply with Applicable Laws, regulation or request by a Governmental Authority. For clarity, First Commercial Sale shall be determined on a country-by-country basis.

“First Indication”:	means a first indication for which a Product receives approval.

“FTE”:	means a full time equivalent person by year consisting of [****] days per year of work, corresponding to [****] hours per year of work.

“FTE Rate”:	means [****] United States Dollars (US$[****]) per FTE.

“Fundamental Representation”:	has the meaning set forth in Section 9.1(i).

“Generic Competition”:	means, with respect to a Product in any country in a given calendar quarter, that, during such calendar quarter, (i) one or more Generic Products are commercially available in such country, and (ii) aggregate Net Sales of such Product in such country in such calendar quarter equal less than [****] percent ([****]%) of the average aggregate Net Sales of the Product over the four (4) calendar quarters immediately prior to the calendar quarter in which one or more Generic Products first became commercially available in such country.

“Generic Product”:	for a given country means a pharmaceutical product that (i) is sold by a Person that is not a Related Party under a Regulatory Approval granted by a Government Authority to a Third Party, (ii) contains the same active ingredient(s) as are contained in a Product, and (iii) is approved by the Government Authority pursuant to an abbreviated approval process that relies in part on such Government Authority’s previous grant of marketing authorization to a Product.

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“Governmental Authority”:	means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States of America or other country, including without limitation any regulatory authority involved in granting approval to initiate or conduct clinical testing in humans, for regulatory approval to market a pharmaceutical/biologic product and/or, to the extent required in such country or jurisdiction, for pricing or reimbursement approval for a pharmaceutical product in such country or jurisdiction, including (i) the Food and Drug Administration of the United States of America (“FDA”), (ii) the European Medicines Agency of the European Union (“EMA”), and (iii) the European Commission.

“Inbound Licenses”:	has the meaning set forth in Section 5.7(v).

“Indemnitee”:	has the meaning set forth in Section 9.4.

“Indemnitor”:	has the meaning set forth in Section 9.4.

“INDs and CTAs”:	means any and all investigational new drug applications and clinical trial applications with respect to the Product as listed in Exhibit 8.

“[****] Agreement”:	means that certain [****] Agreement between Seller, [****] and [****], dated [****].

“[****] Payment”:	means any payment due pursuant to Section 7.1.1(b) of the [****] Agreement.

“[****] Supply”:	means supply of [****].

“[****] Waiver”:	means that certain [****] Agreement, between [****],[****] and Seller, dated as of [****].

“[****]”	means [****].

“[****] Agreement”	means that certain [****] Agreement, effective as of [****] between the [****] and Seller.

“Know-How”:	means technical and other information, including trade secrets and information comprising or relating to concepts, discoveries, designs, formulae, ideas, inventions, methods, models, assays, research plans, procedures, designs for experiments and tests and results of experimentation and testing (including results of Development), formulations, processes (including manufacturing processes, specifications and techniques), and any such information contained in the Data, including documents containing any of the above.

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“Knowledge”:	with respect to Seller, means the actual knowledge of the vice-president level or higher executive officers (or persons performing similar functions) of Seller after reasonable inquiry.
“Licensee”:	means a Third Party licensee that has entered into a license agreement with Buyer for the Product.

“Listed Patents”:	has the meaning set forth in Section 5.7(ii).
“Lock-Up Agreement”	means that certain Lock-Up Agreement, substantially in the form attached hereto as Exhibit 12.

“[****] Novation and
Consent”:	means that certain Novation Agreement, between [****], Buyer and Seller, dated as of [****].
“Major European Country”:	means France, Germany, Italy, Spain or the United Kingdom.

“[****]”	means any payments due to be [****] under the [****] or any other agreement entered into by Seller or any of its predecessors in interest prior the Closing Date.

“Net Sales”:	means the gross amount billed or invoiced for a Product by (a) by Buyer; (b) by any Buyer’s assignee (including such assignee’s affiliates or licensees), (c) by Buyer’s Affiliates, or (d) by Licensees (each of the Persons referred to in (b), (c) and (d), a “Related Party”), in each case, for the sale of a Product to Third Parties (excluding a sale of a Product to Affiliates or licensees for resale), subject to the following deductions, as allocable to such Product (if not previously deducted in calculating the amount invoiced and to the extent included in the gross invoice price):

(i)	reasonable trade, quantity, prompt settlement and other cash discounts and rebates (including wholesale inventory management fees and fees or allowances to other distributors, buying groups, health care insurance carriers or other pharmacy benefit managers (or equivalents thereof), federal, state/provincial, local or other Governmental Authority or other institution, or their agencies or purchasers, reimbursers, or trade customers), chargebacks, and price reductions or allowances actually allowed or granted from the billed amount, and discounts to customers, including cash coupons, vouchers and loyalty cards (and their redemption) and co-pay assistance;

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(ii)	credits or allowances actually granted upon claims, rejections or returns of such sales of Products, including recalls;

(iii)	taxes imposed on the production, sale, delivery, import, export, distribution or use of the Product (including sales, use, excise or value added taxes, but excluding income taxes), duties or other governmental charges levied on or measured by the billing amount when included in billing, as adjusted for tax refunds and tax rebates;

(iv)	any discounts, rebates or similar payments in respect of sales paid for by any Governmental Authority, including Federal or state Medicaid, Medicare or similar state program, or any other similar program, or any other government imposed rebates or discounts from invoiced prices (to the extent not covered under clause (i) above); and

(v)	transport, freight, postage and insurance costs relating to the transportation or delivery of Products.

Such amounts shall be determined from the books and records of Buyer or its Related Party, maintained in accordance with Accounting Standards with regard to Buyer, and, with respect to a related Party, in accordance with the accounting standards applicable to such a Related Party.

Net Sales shall exclude transfers or dispositions of Product, without consideration: (1) in connection with patient assistance programs; (2) for charitable or promotional purposes; (3) for preclinical, clinical, regulatory or governmental purposes or under so-called “named patient”, “compassionate use” or other limited access programs; or (4) for use in any tests or studies reasonably necessary to comply with applicable Law, regulation or request by a Governmental Authority.

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In the event that a Product is sold as a Combination Product, the Net Sales of the Product shall be determined by multiplying the Net Sales of the Combination Product by the fraction A/(A+B), where A is the weighted (by sales volume) average unit sale price of the Product in the applicable country, where net sales is calculated in the same manner as Net Sales, when sold separately in finished form and B is the weighted average unit sale price in that country (net sales being calculated in the same manner as Net Sales) of the other API which is included in the Combination Product when such API is sold separately in finished form at the same dosage levels, in each case during the applicable royalty reporting period, or, if sales of both the Product and the other API did not occur in the same country in such period, then in the most recent royalty reporting period in which sales of both occurred, provided that such “recent royalty reporting period” shall not have been more than twenty-four (24) months earlier.

In the event that such weighted average sale price of the Product cannot be determined, but the weighted average sale price of the other API can be determined, Net Sales shall be calculated by multiplying the Net Sales of the Combination Product by the following formula: one (1) minus B / C where B is the weighted average sale price of the other API when sold separately in finished form and C is the weighted average selling price of the Combination Product.

In the event that the weighted average sale price of both the Product and the other API in the Combination Product cannot be determined, the Net Sales of the Product shall be calculated by multiplying the Net Sales of the Combination Product (determined as provided above for Products) by the fraction A / C where A is the predicted fair market value of the Product if such Product were sold as a stand-alone Product as determined in good faith by the Parties and C is the weighted average selling price of the Combination Product.

The weighted average sale price for a Product, any other API(s) used in a Combination Product, or any Combination Product shall be calculated once each calendar year, at the beginning of such calendar year, and such price shall be used during all applicable royalty reporting periods for such entire calendar year. When determining the weighted average sale price of a Product, other API(s), or Combination Product, the weighted average sale price shall be calculated by dividing the sales dollar (translated into U.S. dollars) by the units of active ingredient sold during the preceding calendar year (or the number of months sold in a partial calendar year) for the respective Product, other API(s), or Combination Product. In the initial calendar year, a forecasted weighted average sale price will be used for the Product, other API(s) or Combination Product.

“Outbound Licenses”:	has the meaning set forth in Section 5.7(iv).

“Party”:	means either Buyer or Seller, as the context requires, and, when used in plural, shall mean Buyer and Seller.

“Patents”:	means (i) all issued patents (extensions, restorations by existing or future extension or registration mechanism, including patent term adjustments, patent term extension, supplemental protection certificates or the equivalent thereof, substitutions, confirmations, re-registrations, re-examinations, reissues and patents of addition), (ii) patent applications (including all provisional and non-provisional applications, substitutions, requests for continuation, continuations, continuations-in-part, divisionals and renewals), (iii) inventor’s certificates, (iv) design registrations, design registration applications, industrial designs, industrial design applications and industrial design registrations, (v) any and all divisions, continuations, continuations in part, extensions, substitutions, renewals, registrations, revalidations, reversions, reexaminations, reissues or additions, of or to any of the foregoing items, (vi) all equivalents of the foregoing in any country of the world, and (vii) all rights and priorities afforded under any Applicable Law with respect to each of the foregoing items.

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“Patent Assignment
Agreement”:	means the “Patent Assignment Agreement” between Seller and Buyer to be executed on or prior to the Closing, in the form attached as Exhibit 7.

“Permitted Encumbrance”:	means all (i) mechanics’, carriers’, workmen’s, repairmen’s or warehousemen’s Encumbrances arising under Applicable Law and incurred in the ordinary course of Seller’s business and Encumbrances for taxes and other governmental charges which are not yet due and payable; and (ii) other imperfections of title or encumbrances, if any, which have no more than de minimis impact on the continued use and operation or value of the assets to which they relate.

“Person”:	means any natural person, corporation, general partnership, limited partnership, limited liability company, proprietorship, other business organization, trust, union, association or Governmental Authority.

“Phase III Clinical Trial”:	means with regard to the United States of America a clinical trial consistent with the United States Code of Federal Regulations, Title 21, Section 312.21 (c) “Phase 3”, and means with regard to other countries a pivotal multi-center human clinical trial in a large number of patients to establish safety and efficacy in the particular claim and indication tested and required to obtain a Regulatory Approval.

“Prior Confidentiality
Agreement”:	means that certain Mutual Confidentiality Agreement entered into by and between Buyer and Seller, effective as of August 8, 2017.

“Product”:	means a product which contains Teplizumab, whether or not as the sole API (i.e., including any Combination Product), in any dosage form, formulation (including lyophilizate or solution) and mode of administration and for all indications. For the sake of clarity, the term “Product” shall not be deemed to include any Device or Diagnostic Tool for purposes of determining if a First Commercial Sale has been made or for calculating Net Sales.

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“Product Intellectual
Property”:	means, any and all of (i) the Product Patents; and (ii) Product Know-How; and (iii) any copyrights, trademarks, domain names or any other intellectual property rights that are (a) [****] the Product and (b) Controlled by Seller as of the Closing Date.

“Product Know-How”:	means Know-How which (i) is Controlled by Seller as of the Closing Date; (ii) was used for or created as a result of the Development or Commercialization of the Product prior to the Closing Date; and (iii) [****] relates to the manufacture, use, Development or Commercialization of the Product, whether patentable or not. A listing of certain Product Know-How is set forth on Exhibit 8.

“Product Patents”:	means those patents and patent applications set forth in Exhibit 2.

“Program Contracts”	means the Assumed Contracts, the Inbound Licenses, the Outbound Licenses and the Service Contracts.

“Program IP”:	has the meaning set forth in Section 5.7(i)

“Purchased Assets”:	means all right, title and interest of Seller in:

(i)	the Product;

(ii)	the Assumed Contracts;

(iii)	the Product Intellectual Property;

(iv)	the Transferred Materials;

(v)	the INDs and CTAs;

(vi)	the Transferable Books and Records;

(vii)	any prepaid amounts under the Assumed Contracts;

(viii)	all compensation, interests and other rights and benefits due under the Assumed Contracts that accrue after the Closing Date, including under any Outbound Licenses, but excluding the [****] Payment; and

(ix)	all goodwill related to the foregoing.

“Qualified Consideration”:	means any consideration that Buyer or any of its Affiliates receive in connection with the (and, in a transaction in which rights to multiple products are transferred, to the extent allocable to a) grant of rights under the Product Intellectual Property and/or rights with respect Products in an agreement or arrangement with a Third Party (“Qualified Consideration Agreement”). In furtherance and not in limitation of the foregoing, Qualified Consideration shall not include (i) royalties based on Net Sales, (ii) amounts received to cover future reasonable, fully-burdened costs incurred or to be incurred by Buyer or its Affiliates in the performance of research, development or manufacturing activities to be performed by Buyer or its Affiliates after the Effective Date, (iii) amounts received as reimbursement for out-of-pocket costs incurred by Buyer in the preparation, filing, prosecution and maintenance of the Product Patents, or (iv) consideration for the issuance of equity interests in Buyer or its Affiliates to the extent there is no premium included in such issuance for rights granted with respect to the Product. If Buyer or its Affiliate receives non-cash consideration that otherwise qualifies as Qualified Consideration, the Qualified Consideration will be calculated based on the fair market value of such consideration, at the time of the transaction, assuming an arm’s length transaction made in the ordinary course of business.

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“Reasonable Commercial
Efforts”:	means those efforts and resources to Develop a Product and Commercialize a Product that are consistent with the usual practice of Buyer in pursuing the development or commercialization of other compounds and pharmaceutical products in its portfolio that are at a similar development stage as the Product or are of a similar market potential as the Product, taking into account all relevant factors, including present and future market potential, and Buyer’s own pharmaceutical products that are of similar market potential, financial return, medical and clinical considerations, present and future regulatory environment and competitive market conditions, all as measured by the facts and circumstances at the time such efforts are due.

“Receiving Party”:	has the meaning provided in the definition of “Confidential Information.”

“Regulatory Approval	means approval by a Governmental Authority of (i) a New Drug Approval Application or Biologics License Application (each, as defined in the FFDCA) in the U.S., or (ii) any corresponding application for regulatory approval in any country or jurisdiction outside the U.S., including, with respect to the European Union, a Marketing Authorization Application filed with the EMA pursuant to the Centralised Approval Procedure or with the applicable Regulatory Authority of a country in Europe with respect to the decentralised procedure, mutual recognition or any national approval procedure.

“Related Party”:	has the meaning provided in the definition of “Net Sales” in this Section 1.1.

“Related Technology”:	means all Know-How Controlled by Seller as of the Closing Date that is not Product Know-How and is necessary or useful for the Development, manufacture or Commercialization of Products; and (ii) all other Patents Controlled by Seller as of the Closing Date that (A) are not Product Patents; and (B) are necessary or useful for the Development, manufacture or Commercialization of Products.

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“Required Consents”:	has the meaning set forth in Section 7.1(i).

“Retained Liabilities”:	means liabilities or obligations of any nature, whether known or unknown, fixed or contingent, accrued or unaccrued, to the extent arising in connection with the manufacture, Development or Commercialization of the Product, or the acts or omissions of Seller or its Affiliates prior to the Closing Date or in connection with the [****] Supply. For clarity, Retained Liabilities include but are not limited to (i) the obligations retained pursuant to Section 2.8, (ii) Excluded Taxes, (iii) any and all obligations in connection with the Related Technology and (iv) the JDRF Agreement.

“Second Indication”:	means a new indication (i.e., a generally recognized distinct medical condition) and not an extension of the First Indication or a labeling change covering the First Indication.

“Seller”:	has the meaning set forth at the beginning of this Agreement.

“Service Contracts”:	has the meaning set forth in Section 5.7(vi).

“Survival Period”:	has the meaning set forth in Section 9.1(iii).

“Taxes”:	means all taxes of any kind including all U.S. federal, state, local or non-U.S. net income, capital gains, gross income, gross receipt, license, property, franchise, sales, use, excise, withholding, payroll, employment, social security, worker’s compensation, disability, severance, unemployment, health-care, stamp, occupation, capital stock, transfer, registration, value added, alternative, estimated, gains, windfall profits, net worth, asset, transaction and other taxes, whether computed on a separate or consolidated, unitary or combined basis or in any other manner, and any interest, penalties or additions to tax with respect thereto, imposed upon any Person by any taxing authority or other Governmental Authority under Applicable Law, whether disputed or not.

“Technology Transition
Plan”:	means a plan developed and jointly agreed upon by the Parties in good faith after Closing as set forth in Section 2.7 for Seller to transfer the Product Intellectual Property to Buyer.

“Teplizumab”:	means the compound “Teplizumab”, designated by Seller as MGA031, a novel cluster of differentiation 3 (“CD3”) partial agonist, as described in Exhibit 1.

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“Third Party”:	means any Person other than (i) Buyer or Seller, or (ii) an Affiliate of Buyer or Seller.

“Third Party Claims”:	has the meaning set forth in Section 9.2.

“Third Party
Obligations”	means (i) the [****] Consideration; (ii) the [****] Royalty; and (iii) all royalties, milestones other consideration due to Third Parties in connection with sales of a Product or the assignment or other transfer of rights in connection with a Product or the Purchased Assets under agreements entered into by Seller or its predecessors in interest prior to the Closing Date.

“[****]”:	means the [****] entered into by and between [****] effective as of [****] and [****].

“[****]
Consideration”:	means obligations to provide consideration to Tolerance under the [****], including such obligations under 2.5(c) of the [****]; provided that this definition shall not include any [****].

“[****] Comfort Letter”:	means that certain letter agreement between Buyer, Seller and [****].

“Transaction Documents”:	means the Warrant, Bill of Sale and General Assignment Agreement, Patent Assignment Agreement and Lock-Up Agreement.

“Transfer Letter”:	means the transfer letter to be submitted to each relevant Governmental Authority by Seller, in the form attached as Exhibit 9.

“Transferable Books
and Records”:	means all of the original (or if unavailable a copy) documents, Data, lists, files, records, research, studies, information and correspondence with Governmental Authorities, in whatever form kept, including electronic form, Controlled by Seller as of the Closing Date and relating solely and exclusively to the Assumed Contracts, the Product Intellectual Property or the Product, including all INDs and CTAs (including all amendments) and any other regulatory documentation to the extent solely and exclusively related to the Product, all clinical study reports, all data sets (SAS, ADaM, SDTM, etc.), copies of all Trial Master Files, all Financial Disclosure forms, the pharmacovigilance database and other similar books and records. Drafts, internal update reports, summaries of Data compiled for internal reporting, non-official communications and documents incidental to the Development and Commercialization of the Product conducted by Seller and which do not contain material Data or Product Know-How not otherwise subject to transfer to Buyer hereunder or under any Transaction Document are not deemed to be Transferrable Books and Records.

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“Transferred Materials”:	means any and all of the biological and chemical materials and components used for or created as a result of the Development, manufacturing or Commercialization of the Product Controlled by Seller and relating solely and exclusively to the Product, including any work in progress, API, work product, inventory (including clinical supplies), master cell banks and working cell banks, as set forth in Exhibit 8 or in the Technology Transition Plan.

“Valid Claim”:	means: (i) a claim of an issued and unexpired patent in the Product Patents that has not been (A) held permanently revoked, unenforceable, unpatentable or invalid by a decision of a court or governmental body of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, (B) rendered unenforceable through disclaimer or otherwise, (C) abandoned or (D) permanently lost through an interference or opposition proceeding without any right of appeal or review; or (ii) a claim of a pending patent application in the Product Patents that (A) has been asserted and continues to be prosecuted in good faith and (B) has not been abandoned or finally rejected without the possibility of appeal or refiling, and (C) has not been pending longer than [****] years from the date of issuance of the first substantive patent office action considering patentability of such claim by the relevant patent office in the country or territory in which such claim is pending.

“Warrant”:	has the meaning set forth in Section 3.1.

1.2	For purposes of this Agreement (i) words in the singular shall be held to include the plural and vice versa as the context requires, (ii) the words “including” and “include” shall mean “including, without limitation”, unless otherwise specified; (iii) the terms “hereof”, “herein”, “herewith”, and “hereunder”, and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; (iv) all references to “Article” or “Section”, unless otherwise specified, are intended to refer to an Article or a Section of this Agreement; and (v) all references to “Exhibit” or “Schedule”, unless otherwise specified, are intended to refer to an Exhibit or Schedule of this Agreement.

2.	PURCHASE AND SALE OF ASSETS

2.1	Purchase and Sale of the Purchased Assets. Subject to the terms and conditions of this Agreement, on the Closing Date, Seller shall, or shall cause its relevant Affiliates to, sell, transfer, convey, assign and deliver to Buyer, free and clear from all Encumbrances (other than Permitted Encumbrances), and Buyer shall purchase, acquire and accept from Seller, and such Affiliates of Seller, all right, title and interest of Seller and such Affiliates in and to the Purchased Assets.

2.2	Assumption of Liabilities. On the Closing Date, Buyer shall assume and thereafter pay, perform and discharge when due, all Assumed Liabilities.

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2.3	Retained Rights. Notwithstanding anything to the contrary contained in this Agreement, from and after the Closing Date, other than the Purchased Assets and the license to Related Technology provided hereby, Seller shall retain all of its right, title and interest in and to all of its assets, including:

(i)	all cash and cash equivalents of Seller and its Affiliates;

(ii)	all Accounts Receivable of Seller and its Affiliates;

(iii)	all Related Technology;

(iv)	all the trademarks and service marks, the corporate logos and trade names of Seller and its Affiliates, together with any variations and derivatives thereof and any other logos, symbols or trademarks, trade names or service marks of Seller and its Affiliates;

(v)	any refund or credit of taxes attributable to any tax period prior to the Closing Date;

(vi)	all books and records other than the Transferrable Books and Records;

(vii)	all tangible property owned by Seller and its Affiliates, other than such tangible property included in the Purchased Assets; and

(viii)	except as expressly included in the Purchased Assets, all other properties, assets, goodwill and rights of Seller and its Affiliates of whatever kind and nature, real, personal, mixed, tangible or intangible.

2.4	Retained Liabilities. Notwithstanding anything to the contrary contained in this Agreement, from and after the Closing Date, Buyer shall not assume any Retained Liability, each of which, as between the Parties, shall remain the sole and exclusive responsibility of Seller, irrespective of whether claims for such liabilities are brought on, before or after the Closing Date, and which Seller shall pay, perform and discharge when due.

2.5	Retention of Copies of Certain Assets. Notwithstanding anything to the contrary contained in this Agreement, Seller may retain, at its expense, and be able to use the information in, copies of any or all of the documentation that Seller or any of Seller’s Affiliates deliver to Buyer hereunder or that otherwise constitute Purchased Assets solely (i) for archival purposes, (ii) to fulfill or otherwise dispose of any of Seller’s rights or obligations under this Agreement, (iii) to comply with or fulfill its obligations under Applicable Law, including as necessary for any regulatory, tax or securities filing, (iv) for use in any pending or threatened legal or administrative claim, suit, demand or action, (v) subject to its confidentiality obligations under this Agreement, in connection with a financing, acquisition or similar transaction, or (vi) for such other purposes as Seller may reasonably request, subject to Buyer’s prior written consent, which shall be in Buyer’s sole discretion.

2.6	Related Technology License. Seller grants to Buyer, and Buyer accepts, a perpetual, worldwide, royalty-free, non-exclusive license, with right to grant sublicenses (including through multiple tiers), under the Related Technology solely in connection with the Development, manufacture and Commercialization of the Products. Buyer shall have the right to sublicense its rights under this Section 2.6 to (i) an Affiliate of Buyer or (ii) any Third Party in connection with a license, agreement or transaction under which Buyer grants such Third Party a right to Develop or Commercialize the Product; provided that in each case such sublicensee agrees in writing to be bound by Buyer’s obligations under this Section 2.6. Buyer shall provide Seller a copy of each executed sublicense entered into by Buyer under this agreement. Buyer shall (a) comply in all material respects with all Applicable Law relating to the Development, manufacture and Commercialization of Products; (b) not claim or represent through the use of the Related Technology that it has acquired any title in or ownership of the Related Technology; and (c) not register or permit any Related Party to register any industrial or intellectual property right embodying the Related Technology in any country without Seller’s prior written consent, which consent shall not be unreasonably withheld or delayed.

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2.7	Technology Transfer Transition Plan. As soon as practicable after the Closing Date, but in no case later than fifteen (15) Business Days after Closing the Parties shall meet in person at Seller’s offices to discuss and agree upon a written Technology Transition Plan that will, at a minimum, include the items set forth on Exhibit 8. Beginning on the Closing Date and for a period of one hundred and five (105) days after the Closing Date (the “Transition Period”), Seller shall use commercially reasonable efforts to transfer to Buyer, the Product Know-How, Transferred Materials and Transferable Books and Records in accordance with the Technology Transition Plan. As part of such technology transfer, for the first eighteen (18) months following the Closing Date, Seller shall provide to Buyer or its designee, such Product Know-How and Related Technology as reasonably requested by Seller to enable Seller to Develop, manufacture and Commercialize Products; provided that such Product Know-How and/or Related Technology is in Seller’s possession and reasonably capable of being transferred. Seller shall provide information and necessary support in accordance with the Technology Transition Plan. During the Transition Period, Seller shall bear its own expenses related to the Technology Transition Plan and the Technology Transfer. Buyer shall fund (a) all of the reasonable FTE costs incurred by Seller in the performance of the Technology Transition Plan after the Transfer Period and any subsequent transfer by Seller of Product Know-How, Transferred Materials or Transferable Books and Records on the basis of the FTE Rate per FTE and (b) all third party out-of-pocket expenses incurred by Seller in the performance of the Technology Transition Plan, to the extent such third party out-of-pocket costs are approved in writing in advance by Buyer. Buyer shall pay such FTE costs and such approved third party out-of-pocket expenses within thirty (30) days following receipt of an invoice therefor. Without limiting the foregoing, the Seller shall continue to support the technology transition efforts during the first eighteen (18) months following the Closing Date until all Transferred Materials and Transferable Books and Records have been effectively transferred to Buyer.

2.8	[****] and Payment. The Parties acknowledge that (a) pursuant to the [****], Seller agreed to [****] with [****] in the performance of a [****] relating to the Product, including by [****] of Product to [****]; and (b) the [****] Payment is a portion of the compensation to be paid by [****] for the rights granted to [****] pursuant to the [****] Agreement. In consideration of the foregoing, and notwithstanding anything to the contrary herein, the Parties agree that (i) Seller (or its designated vendor) shall retain [****] (as defined in the [****] Agreement) of the inventory of Product as required to [****] the [****] under the [****] Agreement; (ii) Seller shall, directly or through its vendor, [****] such quantities of Product as required to [****]; (iii) Seller shall have the right to directly request and receive the [****] Payment; and (iv) Buyer shall not supply Product to [****] until after the [****] has been [****] unless (A) Seller has breached the [****] obligation and (B) the failure of Buyer to [****] would result in a breach of the [****] Agreement. All obligations to Third Parties related to the safety, efficacy or non-conformance of the [****], including any obligation to replace Product or to engage independent laboratories for testing, shall be deemed Retained Liabilities and shall remain with the Seller and Seller shall discharge all such obligations as required under each applicable agreement or understanding related to the [****]. As reasonably requested by Seller, Buyer shall cooperate with Seller to support Seller’s efforts to fulfill the [****].

2.9	Grant Back. Buyer grants to Seller, and Seller accepts, a worldwide, royalty-free, non-exclusive license, with right to grant sublicenses, under the Purchased Assets solely to perform its obligations under this Agreement.

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3.	CONSIDERATION AND PAYMENT

3.1	Equity Interest. As partial consideration for the Purchased Assets, on the Closing Date the Buyer will issue to Seller a warrant to purchase 2,162,389 common shares, which is the number of common shares representing eight percent (8%) of Buyer’s fully diluted outstanding shares on the issue date. The warrant will be exercisable for the period beginning on the Closing Date and ending on the date that is seven (7) years from the Closing Date at a per share exercise price equal to two dollars and fifty cents ($2.50), the per share price at which the Series A Preferred Shares were issued pursuant to a separate warrant purchase agreement substantially in the form attached hereto as Exhibit 10 (the “Warrant”).

3.2	Development and Regulatory Milestones. Buyer shall pay (which payments shall not be creditable against any other obligations of Buyer hereunder) a non-refundable payment for each of the milestone events set forth in this Section 3.2 (each a “Development and Regulatory Milestone”), whether the Development and Regulatory Milestone is achieved by Buyer, its Affiliates or Licensees, or any Third Party acting on behalf of Buyer, its Affiliates or Licensees. Payment for each of the Development and Regulatory Milestones shall be made only once regardless of how many times a Product achieves the corresponding Development and Regulatory Milestone, and no payment shall be due for any Development and Regulatory Milestone which is not achieved. The Development and Regulatory Milestones shall be as follows:

Development and Regulatory Milestone	Payment
[****]	[****] United States dollars ($[****])
[****]	[****] United States dollars ($[****])
[****]	[****] United States dollars ($[****])
[****]	[****] United States dollars ($[****])
[****]	[****] United States dollars ($[****])
[****]	[****] United States dollars ($[****])

Buyer shall provide Seller with written notice within thirty (30) days after the achievement of the corresponding Development and Regulatory Milestone and the payment pertaining to such Development and Regulatory Milestone shall be made by Buyer to Seller within ninety (90) days after the achievement of the corresponding Development and Regulatory Milestone.

3.3	Earn-Out.

(a)	Subject to Sections 3.3(b), (c) and (d), Buyer shall pay to Seller [****] percent ([****]%) of aggregate worldwide annual Net Sales of Product by Buyer, its Affiliates or Licensees, or any Third Party acting on behalf of Buyer, its Affiliates or Licensees of all Products in a given calendar year during the Earn-Out Term.

(b)	If, during a given calendar quarter when a Product is being Commercialized by or on behalf of Buyer, its Affiliates or Licensees in a particular country, there is Generic Competition in such country with respect to a Product, then the earn-out payment payable pursuant to Section 3.3(a) on the Net Sales of Product in such country shall thereafter be reduced to [****] percent ([****]%) of the amounts otherwise payable pursuant to Section 3.3(a) with respect to such Product in such country for such calendar quarter for so long as such Generic Competition remains.

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(c)	Beginning on the date of the First Commercial Sale of a Product, and thereafter until all payment obligations due in connection with the sale of Product under the [****] Agreement (as such obligations exist as of the Closing Date) are satisfied, the earn-out due to Seller set forth in Section 3.3(a) shall be reduced dollar-for-dollar by the amount payable by Buyer to [****] (or its successor in interest) under the [****] Agreement for the corresponding calendar quarter.

(d)	In the event that Buyer enters into a license with [****] in respect of the issue disclosed and further described on Schedule 5.7(vii), Buyer shall be entitled to credit [****] percent ([****]%) of the amount payable to [****] under such license in a given period in connection with such license against the amount payable to Seller under Section 3.3(a) for the corresponding period.

3.4	Commercial Milestones. Buyer shall pay a non-creditable, non-refundable milestone payment for each of the milestone events set forth in this Section 3.4 (each a “Commercial Milestone”), whether the Commercial Milestone is achieved by Buyer, its Affiliates or Licensees, or any Third Party acting on behalf of Buyer, its Affiliates or Licensees. Payment for each of the Commercial Milestones shall be made only once regardless of how many times a Product achieves the corresponding Commercial Milestone, and no payment shall be due for any Commercial Milestone which is not achieved. The Commercial Milestones shall be as follows:

Commercial Milestone	Payment
Aggregate worldwide Net Sales of Product that exceed [****] United States dollars ($[****]) based on the aggregate of all Net Sales of Product since the first commercial sale of Product	[****] United States dollars ($[****])
Aggregate worldwide Net Sales of Product that exceed [****] United States dollars ($[****]) based on the aggregate of all Net Sales of Product since the first commercial sale of Product	[****] United States dollars ($[****])
Aggregate worldwide Net Sales of Product that exceed [****] United States dollars ($[****]) based on the aggregate of all Net Sales of Product since the first commercial sale of Product	[****] United States dollars ($[****])

Buyer shall provide Seller with written notice within sixty (60) days of Buyer becoming aware of the occurrence of any of the Commercial Milestones (which awareness shall not be deemed to occur prior to twenty (20) days following the end of the fiscal quarter in which such milestone was achieved) and the payment pertaining to such Commercial Milestone shall be made by Buyer to Seller within ninety (90) days after the end of the calendar year in which such Commercial Milestone is achieved.

3.5	Qualified Consideration. Buyer shall pay Seller an amount equal to [****] percent ([****]%) of all Qualified Consideration received pursuant to any Qualified Consideration Agreement; provided that if Buyer or its Affiliates enter into the Qualified Consideration Agreement after the Completion of the first Phase III Clinical Trial for a Product, then all such amounts paid to Seller shall be creditable against future milestones related to the applicable Product which are due to Seller in accordance with Section 3.2 or Section 3.4.

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3.6	Reports. Within forty-five (45) days (sixty (60) days in the event that a Licensee has generated Net Sales) after the conclusion of each calendar quarter in which Net Sales are generated or Qualified Consideration is received, Buyer shall deliver to Seller a report containing the following information (in each instance, with a Product-by-Product and country-by-country breakdown): (i) the gross amount billed or invoiced for Products sold, leased or otherwise transferred by Buyer, its Affiliates and Licensees during the applicable calendar quarter; (ii) a calculation of Net Sales for the applicable calendar quarter, including an itemized listing of deductions; (iii) a detailed accounting of all Qualified Consideration received during the applicable calendar quarter, if any; and (iv) the total amount payable to Seller in U.S. Dollars on Net Sales and Qualified Consideration for the applicable calendar quarter, together with the exchange rates used for conversion.

3.7	Payments. Within forty-five (45) days (sixty (60) days in the event that a Licensee has generated Net Sales) after the end of each calendar quarter, Buyer shall pay Seller all amounts due with respect to Net Sales and Qualified Consideration for the applicable calendar quarter. All payments due under this Agreement will be paid in U.S. Dollars. Conversion of foreign currency to U.S. Dollars will be made at the conversion rate existing in the United States (as reported in The Wall Street Journal, Eastern Edition) on the last working day of the applicable Calendar Quarter. Such payments will be without deduction of exchange, collection or other charges.

3.8	Interest. MacroGenics shall be entitled to charge interest on any payment under this Agreement that is overdue, to the extent permitted by Applicable Laws, at the thirty-day United States Dollar London Interbank Offered Rate (LIBOR) effective for the date that payment was due (as published in The Wall Street Journal, Eastern Edition) plus [****] percent ([****]%), on a per year basis.

3.9	Taxes. Buyer and Seller do not anticipate there being any sales taxes, value added tax, use taxes, transfer taxes, or similar taxes or withholding requirements that will become payable in connection with the transactions under this Agreement. In the event any such taxes are payable or withholding is required by Applicable Laws, the Parties shall discuss in good faith and agree on a fair allocation of such taxes or withholding requirements; provided that in the absence of such agreement, the Parties shall equally bear any such taxes or withholding requirements. Seller shall bear any such taxes payable in connection with the manufacture or Development of the Product prior to the Closing Date, Buyer shall bear any such taxes payable in connection with the manufacture, Development or Commercialization of the Product on or after the Closing Date, and the Parties will cooperate in the filing of all necessary tax returns and other documentation with respect to all such taxes. For clarity, Buyer shall be responsible for all fees charged by Governmental Authorities, including recording or filing fees or similar charges, for effecting or recording the transfer to Buyer of any Purchased Assets. For further clarity, Seller shall remain exclusively liable for all corporate income tax, capital tax, and other corporate taxes imposed on the Seller.

3.10	Books and Records. With respect to each quarter in which a payment was due hereunder, Buyer will maintain complete and accurate books and records in sufficient detail to enable verification of the correctness of the payments due hereunder for a period of five (5) years after such quarter. Seller may audit Buyer’s and its Affiliates’ and Licensees’ relevant books and records in order to verify the aforesaid matters within the subject five year period. Upon reasonable prior notice and during normal business hours, Seller’s independent public accountants, subject to confidentiality obligations consistent with Article 7, shall have access to such books and records in order to conduct such a review or audit. The Parties shall reconcile any underpayment within sixty (60) days after the accountant delivers the results of the audit. If any audit performed under this Section 3.10 reveals an underpayment in excess of [****] percent ([****]%) in any calendar year, Buyer shall reimburse Seller for all amounts incurred in connection with such audit. Seller may exercise its rights under this Section 3.10 only once every year per audited entity, each period shall only be subject to audit with reasonable prior notice to the audited entity.

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3.11	MGNX Stock Consideration. Notwithstanding anything to the contrary in this Agreement or any other agreement related to the transactions contemplated herein, Seller shall be solely responsible for, and shall perform when required under the Assumed Contracts, all obligations related to the issuance of MGNX Stock Milestones.

4.	CLOSING DELIVERIES

4.1	Time and Place. The closing of the transactions contemplated by this Agreement, including the purchase and sale of the Purchased Assets (the “Closing”), shall take place simultaneously with the signing of this Agreement, by electronic exchange of documents or otherwise at the offices of Seller, on the Closing Date, unless another place shall be agreed to by the Parties.

4.2	Seller Closing Deliveries. At Closing, Seller shall deliver or cause to be delivered to Buyer:

(i)	the Bill of Sale and General Assignment Agreement (the “Bill of Sale and General Assignment Agreement”) attached hereto as Exhibit 6, duly executed by Seller;

(ii)	the Patent Assignment Agreement, duly executed by Seller;

(iii)	copies in electronic form of the documents placed in the Data Room prior to the Closing Date;

(iv)	a duly executed copy of the Transfer Letter for each IND and CTA;

(v)	the Lock-Up Agreement, duly executed by Seller; and

(vi)	a copy of all Consents and Waivers, duly executed by Seller and each consenting Third Party.

4.3	Buyer Closing Deliveries. At Closing, Buyer shall deliver or cause to be delivered to Seller:

(i)	the Warrant, duly executed by the Buyer;

(ii)	the Lock-Up Agreement, duly executed by MDB Capital;

(iii)	the Bill of Sale and General Assignment Agreement, duly executed by Buyer;

(iv)	the Patent Assignment Agreement, duly executed by Buyer; and

(v)	a copy of all Consents and Waivers to which Buyer is a party, duly executed by Buyer.

5.	REPRESENTATIONS AND WARRANTIES OF SELLER

5.1	Seller hereby makes to Buyer the following representations and warranties set forth in Section 5.2 through 5.21, as of the Closing Date.

5.2	Corporate Organization. Seller is a corporation duly organized, validly existing and in good standing under the Applicable Laws of the State of Delaware.

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5.3	Authority of Seller. Seller has all necessary power and authority and has taken all actions necessary to enter into this Agreement and the other Transaction Documents and to carry out the transactions contemplated hereby and thereby. This Agreement and the other Transaction Documents have been duly and validly executed and delivered by Seller and, when executed and delivered by Buyer, will constitute legal, valid and binding obligations of Seller enforceable against it in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other Applicable Laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by Applicable Laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The execution, delivery and performance of this Agreement and all agreements, documents and instruments executed and delivered by Seller pursuant hereto, have been duly authorized by all necessary corporate or other action of Seller.

5.4	Non-Contravention. The execution and delivery by Seller of this Agreement and the other Transaction Documents to which it is a party, does not, and the performance by it or its relevant Affiliates of its or their obligations under this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not:

(i)	conflict with or result in a material violation or breach of any of the terms, conditions or provisions of the Certificate of Incorporation or Bylaws or other organizational documents of Seller or its relevant Affiliates or of any Program Contract;

(ii)	assuming the receipt of the Required Consents, conflict with or result in a material violation or breach of any term or provision of any Applicable Law that applies to Seller, the Product or the Purchased Assets;

(iii)	other than the Required Consents, the Transfer Letter and the transfer of any other regulatory documentation, require from Seller any notice to, declaration or filing with, or consent or approval of, any Governmental Authority in any country or other Third Party (other than any filing of Product Patents required to be made in accordance with the terms of this Agreement); or

(iv)	assuming the receipt of the Required Consents, accelerate any obligation under, or give rise to a right of termination of, any Program Contract.

5.5	Title; Encumbrances. Seller has exclusive, good, valid and marketable title to all of the Purchased Assets and full right and power to sell, convey, assign, transfer and deliver such title to Buyer, in each case free and clear from any and all Encumbrances, except with respect to any Permitted Encumbrance.

5.6	Contracts. Seller has made available to Buyer true, correct and complete copies of the Program Contracts. Except as set forth on Schedule 5.6 of the Disclosure Schedules, no cancellation of any Program Contract has occurred, Seller has not received any written notice of cancellation of any Program Contract by the other party thereto and, each Program Contract is legal, valid, binding and enforceable in all material respects in accordance with its terms with respect to Seller and, to the Knowledge of Seller, with respect to each other party to such Program Contract, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Applicable Laws affecting the enforcement of creditors’ rights in general and general principles of equity and the discretion of courts in granting equitable remedies. There does not exist under any Program Contract any material breach or material event of default, or event or condition that, after notice or lapse of time or both, would constitute a material breach or material event of default thereunder on the part of Seller or any of its Affiliates or, to Seller’s Knowledge, on the part of any other party thereto. The JDRF Agreement has been terminated and all obligations thereunder have been satisfied.

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5.7	Intellectual Property.

(i)	As of the Closing Date each item of Product Intellectual Property is Controlled by Seller free and clear of any Encumbrances, other than the Permitted Encumbrances. The Product Intellectual Property, together with the Related Technology (the “Program IP”), constitutes all of the intellectual property Controlled by Seller and/or any of its Affiliates as of the Closing Date that is used or held for use in connection with, or otherwise necessary or useful for the manufacture, Development or Commercialization of the Product. Except as set forth on Schedule 5.7(i) of the Disclosure Schedules, neither Seller, nor any of its Affiliates, transferred ownership of, or granted any license of, or right to use, or authorized the retention of any rights to use or joint ownership of any Product Intellectual Property to any other Person.

(ii)	Exhibit 2 sets forth a true, correct and complete list of all Patents Controlled by Seller that are solely and exclusively related to the Product (the “Listed Patents”) including, in each case, the title, jurisdiction(s) in which each Patent was or is filed, and the respective application number, patent number (if any), filing date and issuance date (if any). Seller has taken all actions required to duly file and maintain the Listed Patents in a timely manner, including the timely submission of all necessary filings in accordance with the legal and administrative requirements of the appropriate Government Authority. Neither Seller nor any of its Affiliates has received any written notice of any inventorship challenge, ownership dispute, Third Party right, interference, patentability, validity or enforceability with respect to any Listed Patent. Seller has made timely payment of any filing, registration, examination, maintenance, annuity and renewal fees due with respect to the Listed Patents, and the Listed Patents are not subject to any unpaid fees or taxes for filings falling due within sixty (60) days after the Closing Date.

(iii)	Seller has not received any written communication from any Person (A) challenging, or threatening to challenge, the right of Seller or any of its Affiliates to use, exercise, sell, license, transfer or dispose of any Program IP or the Product, or (B) challenging the ownership, validity or enforceability of any Program IP. To Seller’s Knowledge, (A) all issued Patents included in the Listed Patents are valid, subsisting, and enforceable; and (B) all Patent applications included in the Listed Patents are subsisting and, to Seller’s Knowledge, valid and enforceable. Seller and its Affiliates have complied (and to Seller’s Knowledge, any other Person involved in filing, maintaining and prosecution of the Listed Patents, have complied) in all material respects with Applicable Law regarding the duty to disclose and duties of candor in the filing, maintaining and prosecution of the Listed Patents.

(iv)	Schedule 5.7(iv) lists all licenses, sublicenses and other agreements in effect as of the Closing Date to which Seller or any of its Affiliates is a party and pursuant to which any Third Party is granted (A) any license or other right to make, have made, use, sell, have sold, offer for sale, import or otherwise distribute or exploit any Product, including any materials transfer agreements and research agreements related to the Product, and any other material instrument by which the Product has been provided to any Third Party for research or any other purpose, (B) any covenant not to assert/sue or other immunity from suit under or any other rights to, any Product Intellectual Property, (C) any ownership right or title, whether actual or contingent, to any Product Intellectual Property, or (D) an option or right of first refusal relating to any Product Intellectual Property (collectively, “Outbound Licenses”). Seller has delivered or otherwise made available to Buyer accurate and complete copies of all Outbound Licenses, and Seller or its applicable Affiliate is in compliance with (and, to Seller’s Knowledge, each other party to such Outbound Licenses are in compliance with) all material terms and conditions of all Outbound Licenses. Except as set forth on Schedule 5.7(iv), neither Seller nor any of its Affiliates is party to any contract that provides for earn-outs, milestone payments, royalties or other contingent payments to be paid to Seller or its Affiliates related to the development, approval, manufacture, use, sale, offer for sale, or import or other exploitation of any Product.

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(v)	Schedule 5.7(v) lists all licenses, sublicenses and other agreements in effect as of the Closing Date to which Seller or any of its Affiliates is a party and pursuant to which any Third Party grants to Seller or any of its Affiliates (A) any license or other right to make, have made, use, sell, have sold, offer for sale, import or otherwise distribute or exploit any Product, (B) any covenant not to assert/sue or other immunity from suit under or any other rights to, any intellectual property rights claiming or covering the development, approval, manufacture, use, sale, offer for sale, or import or other exploitation of any Product and/or otherwise related to the Product Intellectual Property, (C) any ownership right or title, whether actual or contingent, to any intellectual property rights claiming or covering the development, approval manufacture, use, sale, offer for sale, or import or other exploitation of any Product and/or otherwise related to the Product Intellectual Property, or (D) an option or right of first refusal relating to any intellectual property rights claiming or covering the development, approval, manufacture, use, sale, offer for sale, or import or other exploitation of any Product and/or otherwise related to the Product Intellectual Property (collectively, “Inbound Licenses”). Schedule 5.7(v) also identifies all Inbound Licenses requiring Seller or any of its Affiliates to license, assign or otherwise grant rights to any Third Party for any additions, modifications or improvements to any Product Intellectual Property made by or for Seller or its Affiliates. Seller has delivered or otherwise made available to Buyer copies of all Inbound Licenses, and Seller or its Affiliate, as applicable, is in compliance with (and, to Seller’s Knowledge, each other party to such Inbound Licenses are in compliance with) all material terms and conditions of all Inbound Licenses.

(vi)	Schedule 5.7(vi) lists agreements for Development (including pre-clinical and clinical) or other services currently being provided by any Third Party or under which Seller has outstanding obligations related to the Product and/or the Product Intellectual Property (“Service Contracts”). Seller has delivered or otherwise made available to Buyer copies of all Service Contracts, and Seller or its Affiliate, as applicable, is in compliance with (and, to Seller’s Knowledge, each other party to such Service Contracts are in compliance with) all material terms and conditions of all Service Contracts.

(vii)	Except as set forth in Schedule 5.7(vii) of the Disclosure Schedules, neither Seller, nor any of its Affiliates, has received any written communication, claim or demand from any Third Party concerning Third Party intellectual property rights in connection with the Product, or alleging that any material infringement, violation or misappropriation of any Third Party’s intellectual property rights has occurred with respect to the Program IP or as a result of the manufacture, Development or Commercialization of the Product. During the last three (3) years, neither Seller nor any of its Affiliates has received any written communication alleging that the conduct of the practice of any Program IP violates any right to privacy or publicity of any Person, violates any Applicable Laws or constitutes unfair competition or trade practices under Applicable Law. To the Knowledge of Seller as of the Closing Date, neither the past or current Development, manufacture (including use of certain cells to produce Teplizumab for the Product), Commercialization, use, sale or import of Teplizumab or the Product has or would infringe, misappropriate or otherwise violate the intellectual property rights of any Third Party as of the Closing Date.

(viii)	Seller has taken customary measures and precautions necessary to protect and maintain the confidentiality of the Product Know-How. During the last three (3) years, neither Seller nor any Seller Affiliate has received any written communication alleging any violation of Applicable Laws pertaining to the privacy and security of protected health information within any clinical data or regulatory materials related to the Product.

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(ix)	Each current or former employee, consultant and independent contractor employed or engaged by Seller or any of its Affiliates in the manufacture, Development or Commercialization of Product has executed a valid and binding written agreement (A) expressly assigning to Seller all right, title and interest in any intellectual property rights which relate the Product and were invented, created, developed, conceived or reduced to practice during the term of such employee’s, consultant’s or and independent contractor’s employment or engagement; and (B) requiring each such employee, consultant or independent contractor to protect and preserve all applicable Program IP. Such assignments have been directly assigned to Seller or its Affiliates.

(x)	Except as set forth in Schedule 5.7(x) of the Disclosure Schedules, neither Seller nor any of its Affiliates has (A) sought, applied for or received any support, funding, resources, materials or assistance from any Government Authority, university, college or other educational or non-profit institution or research center in connection with the creation or development of the Product Intellectual Property or the Product, or (B) used any facilities of a university, college, or other educational institution or research center in the development of any Product or the creation or development of the Product Intellectual Property. To Seller’s Knowledge, no current or former employee, consultant or independent contractor who was in any way involved in (or has in any way contributed to) the creation or development of the Product Intellectual Property or the Product has performed services for any Government Authority, university, college or other educational or non-profit institution or research center during a period of time during which such employee, consultant or independent contractor was also performing services for Seller or Seller Affiliates that would result in any adverse claim or right relating to the Product Intellectual Property. Except as set forth in Schedule 5.7(x) of the Disclosure Schedules, no Government Authority, university, college or other educational or non-profit institution or research center has any claim of right to ownership of or other liens, claims or interests with respect to the Product Intellectual Property.

5.8	Compliance with Law. Seller has complied in all material respects with and is not in material breach, violation or noncompliance of any Applicable Laws with respect to the ownership, use, manufacture or Commercialization of the Product, except for such non-compliance as would not reasonably be expected to materially adversely affect Buyer’s interest in the Purchased Assets or Buyer’s ability to Develop, manufacture or Commercialize any Product.

5.9	Litigation. During the past five (5) years there have been no, and as of the Closing Date there are no Third Party Claims pending or, to the Knowledge of Seller, threatened against Seller, relating to, affecting or arising in connection with (i) a Product, (ii) the Purchased Assets, (iii) this Agreement, (iv) the Related Technology or (v) the transactions contemplated by this Agreement. To the Knowledge of Seller, no event has occurred, and no condition or circumstance exists, that can be reasonably expected to serve as a basis for the commencement of any such Third Party Claims against Seller with respect to the manufacture or Development of a Product until the Closing Date. Neither the Related Technology, nor the Purchased Assets are subject to any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality against Seller that can reasonably be expected to materially and adversely affect, prevent, impair or delay the consummation of this Agreement.

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5.10	Regulatory Compliance; Debarment. As of the Closing Date: (i) there is no pending or, to the Knowledge of Seller, threatened Action or Proceeding by a Governmental Authority against Seller relating to the Product, the Related Technology or the Purchased Assets, (ii) there is no pending or, to the Knowledge of Seller, threatened Action or Proceeding by a Governmental Authority against a Product Developed, manufactured or Commercialized by or on behalf of Seller or against any Purchased Assets, (iii) there is no act or omission by, or event or circumstance known to the Seller that, to the Knowledge of the Seller, would or reasonably would be expected to result in an Action or Proceeding by a Governmental Authority against Seller relating to the Product, the Related Technology or the Purchased Assets, (iv) all required submissions to the FDA related to Seller’s manufacture or Development of the Product have been made, (v) all submissions made by or on behalf of Seller to the FDA or any other Governmental Authority, if any, are accurate and complete in all material respects; (vi) there is no arrangement to which Seller is a party or authorized by Seller providing for any rebates, kickbacks or other forms of compensation that are unlawful to be paid to any Person in return for the referral of business or for the arrangement for recommendation of such referrals, (vii) neither Seller, nor any individual who is an officer or director of Seller as of the Closing Date, nor, to the Knowledge of Seller, any other employee, consultant, agent of Seller or any of Seller’s predecessors in interest or its collaborators, directly involved in the Development or manufacture of a Product (A) has been convicted of, charged with or, to the Knowledge of Seller, investigated for any offense related to healthcare, or (B) has been convicted of, charged with or, to the Knowledge of Seller, investigated for a violation of Applicable Laws related to fraud, theft, embezzlement, breach of fiduciary responsibility, financial misconduct, obstruction of an investigation or distribution of controlled substances, (C) has engaged in any conduct that has resulted, or would reasonably be expected to result, in debarments under 21 U.S.C. § 335a(a) or any similar Applicable Laws, or (D) committed an act, made a statement or failed to make a statement that would provide the basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” as set forth in 56 Fed. Reg. 46191 (September 10, 1991), (viii) there have been no recalls, field notifications or seizures or adverse regulatory actions taken (or, to the Knowledge of Seller after reasonable investigation, threatened) by any Governmental Authority with respect to the Product or, to the Knowledge of Seller, an ingredient of a Product, including any such actions materially and adversely affecting facilities where the Product or Product ingredients are manufactured, produced, processed, packaged or stored for Seller, and Seller has not, either voluntarily or at the request of any Governmental Authority, initiated or participated in a recall of a Product.
5.11	Disclosures. Seller has made available to Buyer true, correct and complete copies of (i) all Program Contracts; (ii) the INDs and CTAs and all material Product related information that Seller is required to maintain pursuant to the requirements of the FDA, including Product complaint files and labeling change files, (iii) all Patents Controlled by Seller, to the extent not publicly available, relating to the Product or its manufacture or Commercialization and to the extent included in the Product Patents, (iv) the Transferrable Books and Records, including the complete regulatory file for the Product. Neither Seller nor any Affiliate is a party to any unwritten agreement directly relating to the Development, manufacture or Commercialization of Product that would materially adversely affect the sale, use, manufacture or Commercialization of a Product. Except as set forth on Schedule 5.11 of the Disclosure Schedules, Seller has not granted to a Third Party any right, and no Third Party has any right under the INDs and CTAs or the Product Intellectual Property, to manufacture, Develop or Commercialize the Product. To the Knowledge of Seller, all information provided by Seller to Buyer relating to the manufacture, Development and Commercialization of the Product has not contained any untrue statement of a material fact or intentionally omitted to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which they were made.

5.12	Brokers. Seller has not retained any broker in connection with the transactions contemplated under this Agreement. Buyer will have no obligation to pay fees of any brokers, finders, investment bankers, or financial advisors engaged by Seller in connection with this Agreement or the transactions contemplated hereby.

5.13	Solvency. Seller has entered into this Agreement in good faith as a result of arms-length negotiations with Buyer. Seller is not entering into this Agreement or any transaction contemplated hereunder with the intent to hinder, delay or defraud any Person to which it is, or may become, indebted. As of the Closing Date, Seller has the capacity and financial capability to comply with and perform all of the covenants and obligations under this Agreement. Further, as of the Closing, giving effect to the consummation of all of the transactions contemplated by this Agreement, including, without limitation, the transfer and delivery of the Purchased Assets, will not cause Seller to be insolvent under any Applicable Law relating to fraudulent transfers or fraudulent conveyance.

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5.14	[****] Agreement; Third Party Obligations. The [****] Agreement has been terminated and the [****] described in Amendment No. 2 to the [****] Agreement, dated as of [****], has been completed. There are no outstanding obligations or liabilities related to the Product or the Purchased Assets under the [****] Agreement. The total amount due under the [****]Agreement, as agreed between [****]Buyer and Seller in the [****] Consent is [****] U.S. dollars ($[****]) and is exclusively due as a royalty on sales of Product. Schedule 5.14(ii) sets forth a true, complete and correct list of the Third Party Obligations that would be payable on sales of Product.

5.15	Clinical Trials. Schedule 5.15 contains a complete listing of all clinical trials conducted using Product, including any investigator-Sponsored studies. The preclinical studies and clinical trials of the Product conducted by or on behalf of Seller were and, if still ongoing, are being conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all Applicable Laws (including, to the extent applicable, cGLPs and cGCPs). All required IRB approvals have been obtained and are currently in place for any ongoing clinical trials of Product. Valid informed consents have been obtained and are in the Seller’s possession or control for all patients who have been in Seller’s clinical trials of Product. All adverse experiences occurring in clinical trials have been reported to FDA as required. All Product used in such clinical trials materially complied with all Applicable Laws (including, to the extent applicable, cGMPs), and there have not been any material deficiencies or defects in such Product. Neither Seller, nor any of its agents, or to its Knowledge and of its collaborators, have received any written notices or correspondence from the FDA or any other Government Authority requiring the termination, suspension, hold or material modification of any preclinical study or clinical trial of a Product conducted by or on behalf of Seller. Neither Seller nor any of its agents, or to its Knowledge any of its collaborators, have received any written communication from any Person threatening any claim or lawsuit against Seller, any of its agents or its collaborators, arising from the administration of a Product to any Person in the course of any clinical trial conducted by or on behalf of Seller. FDA has not issued any 483 or finding of deficiency or non-compliance in respect of the Product, any clinical trial of the Product, or any Third Party involved in the conduct of a clinical trial of the Product.

5.16	Undisclosed Liabilities. To Seller’s Knowledge, except for liabilities to Seller and any liabilities which are disclosed on Schedule 5.14(ii), there is no financial or economic liability that would be due in connection with the Development, manufacturing or Commercialization of the Product under agreements that were entered into by Seller, or to its Knowledge, its predecessors in interest prior to the Closing Date.

5.17	Transferred Materials; Suppliers. The Transferred Materials have been manufactured in compliance with all Applicable Laws including cGMP and have met all applicable specifications, except as would not materially adversely affect Buyer’s ability to manufacture, Develop or Commercialize the Product. Neither Seller nor any Third Party has received any written notices or correspondence from the FDA or any other Government Authority regarding the Transferred Materials.

5.18	Sufficiency; Development and Manufacturing Pre-Closing. The Transferable Notes and Books accurately describe and document the Development and manufacturing of the Product in the manner done by Seller prior to the Closing Date. The Purchased Assets, together with the Related Technology, constitute the intellectual property rights necessary for the Development or manufacturing of the Product in the manner done by Seller prior to the Closing Date. Except for intellectual property rights that constitute Related Technology or that are included in the Purchased Assets, there are no intellectual property rights that Seller has an interest in prior to the Closing Date that are necessary for the Commercialization of the Product.
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5.19	Data Room. All information and documentation contained in the Data Room, to which Buyer has been provided access, is true and accurate in all material respects and reflects the subject matter to which it relates. The Data Room (i) contains all material information in order to give a true and documentation fair view of the Purchased Assets, the Assumed Liabilities and the Product, (ii) does not include any matter of material importance which is incorrect or misleading, and (iii) does not omit any information which is of material importance, which by omission would make the contents of the Data Room materially incorrect or misleading, except as would not materially adversely affect Buyer’s interest in the Purchased Buyer’s interest in the Purchased Assets or Buyer’s ability to Develop, manufacture or Commercialize any Product.
5.20	Insurance. All of the Purchased Assets which are of an insurable nature have at all material times been insured against all such risks as persons carrying on a similar business to the Seller would be expected to cover by insurance. Seller has at all relevant times maintained adequate product liability insurance and insurance covering clinical trials related to the Product performed by it or on its behalf.
5.21	Accredited Investor. Seller is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act of 1933 (the “Securities Act”), as amended. The Seller has substantial experience in evaluating and investing in securities in companies similar to the Buyer so that Seller is capable of evaluating the merits and risks of Seller’s investment in Buyer (pursuant to the Warrant) and has the capacity to protect Seller’s own interests. The Seller is acquiring the Warrant (and the shares issuable upon exercise of this Warrant) for investment for Seller’s own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. Seller understands that the Warrant (and the shares issuable upon exercise of the Warrant) have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Seller’s representations as expressed herein and in the Warrant.
5.22	No Other Representations and Warranties. EXCEPT FOR THE REPRESENTATIONS OR WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE 5 OR IN ANY OTHER TRANSACTION DOCUMENTS, SELLER DISCLAIMS ANY AND ALL OTHER REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, INCLUDING ANY INFORMATION FURNISHED BY SELLER WITH REGARD TO THE PRODUCT OR THE PURCHASED ASSETS, INCLUDING THE FUTURE PROFITABILITY OF ANY PRODUCT, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS.

6. REPRESENTATIONS AND WARRANTIES OF BUYER

6.1	Representations and Warranties. Buyer hereby makes to Seller the representations and warranties set forth in Sections 6.2 through 6.8, as of the Closing Date.

6.2	Corporate Organization. Buyer is a corporation duly organized, validly existing and in good standing under the Applicable Laws of Delaware.

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6.3	Authority of Buyer. Buyer has all necessary power and authority and has taken all actions necessary to enter into this Agreement and the Transaction Documents and to carry out the transactions contemplated hereby and thereby. This Agreement and all Transaction Documents have been duly and validly executed and delivered by Buyer and, when executed and delivered by Seller, will constitute legal, valid and binding obligations of Buyer enforceable against it in accordance with their terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other Applicable Laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by Applicable Laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The execution, delivery and performance of this Agreement and all agreements, documents and instruments executed and delivered by Buyer pursuant hereto, have been duly authorized by all necessary corporate or other action of Buyer.

6.4	Non-Contravention. The execution and delivery by Buyer of this Agreement does not, and the performance by it of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

(i)	conflict with or result in a material violation or breach of any of the terms, conditions or provisions of the Articles of Incorporation, Bylaws or other organizational documents of Buyer;

(ii)	assuming the receipt of the Required Consents, violate, conflict with or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under, any provision of any Applicable Law, regulation or rule, or any order of, or any restriction imposed by, any court or governmental agency applicable to Buyer;

(iii)	other than the Required Consents, require from Buyer any notice to, declaration or filing with, or consent or approval of any Governmental Authority in any country or other Third Party; or

(iv)	assuming the receipt of the Required Consents, violate or result in a violation of, or conflict with or constitute or result in a violation of or default (whether after the giving of notice, lapse of time or both) under, accelerate any obligation under, or give rise to a right of termination of, any contract, agreement, permit, license, authorization or other obligation to which Buyer is a party or by which Buyer or any of its assets are bound.

6.5	Financial Capability. Buyer has entered into this Agreement in good faith as a result of arms-length negotiations with Seller. Buyer is not entering into this Agreement or any transaction contemplated hereunder with the intent to hinder, delay or defraud any Person to which it is, or may become, indebted. Buyer believes in good faith that it has or will have at the time required to perform the capacity and financial capability to comply with and perform all of the covenants and obligations under this Agreement.

6.6	Brokers. Buyer has not retained any broker in connection with the transactions contemplated hereunder. Seller will have no obligation to pay fees of any brokers, finders, investment bankers, or financial advisors engaged by Buyer in connection with this Agreement or the transactions contemplated hereby.

6.7	Diligence Investigation. Buyer has conducted its own independent investigation, review and analysis in connection with this Agreement and the transactions contemplated hereby, including regarding the Purchased Assets, the Assumed Contracts and the Product and the manufacture and Development thereof. Such investigation shall in no way limit any claims by Buyer resulting from any breach by Seller of any of its representations, warranties and covenants contained herein, including, without limitation, claims arising from or fraud or intentional misconduct.

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6.8	Buyer Stock. The authorized capital stock of Buyer consists of (i) 50,000,000 shares of common stock, par value $0.0001 per share (“Buyer Common Stock”), 10,000,000 of which are issued and outstanding and (ii) 25,000,000 shares of preferred stock, $0.0001 par value, of which 13,000,000 shares have been designated as Series A Preferred Stock (“Buyer Series A Preferred Stock”), of which 11,381,999 shares of Buyer Series A Preferred Stock are issued and outstanding. Buyer has reserved 3,869,424 shares of Buyer Common Stock for issuance to officers, directors, employees and consultants of Buyer pursuant to its 2017 Equity Incentive Plan duly adopted by the board of directors of Buyer and approved by the stockholders of Buyer, of which 2,656,435 have been issued to employees and consultants of the Buyer. Buyer has reserved 558,740 shares of Buyer Series A Preferred Stock for issuance pursuant to that certain Warrant, dated as of April 25, 2017, in favor of MDB Capital Group, LLC. There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) (“Voting Debt”) of Buyer issued and outstanding. Except as set forth above, there are no options, warrants, calls, subscriptions or other rights, agreements, arrangements or commitments of any kind relating to the issued or unissued capital stock of Buyer, obligating Buyer to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, Buyer or securities convertible into or exchangeable for such shares or equity interests, or obligating Buyer to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment.

6.9	No Other Representations and Warranties. EXCEPT FOR THE REPRESENTATIONS OR WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE 6 OF THIS AGREEMENT OR IN ANY OTHER TRANSACTION DOCUMENTS, BUYER DISCLAIMS ALL OTHER REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, RELATED TO THIS AGREEMENT.

7. COVENANTS OF THE PARTIES

7.1 Cooperation.

(i)	Each Party shall cooperate fully with the other, as promptly as is reasonably practicable, in preparing and filing all notices, applications, submissions, reports and other instruments and documents that are necessary, proper or advisable under Applicable Law or required under Program Contracts or by Third Parties to consummate and make effective the transactions contemplated by this Agreement and obtaining any consent or approval of any Governmental Authority or other Third Party whose consent may be required to consummate and make effective the transactions contemplated by this Agreement, including the Consents and Waivers (the “Required Consents”).

(ii)	Seller shall have no obligation to make any payments or provide other consideration to Buyer or any Third Party other than any amounts that are due and payable by Seller as of the Closing, if any, or are otherwise required by the terms of this Agreement or the other Transaction Documents. Seller’s obligation to transfer or assign any Assumed Contract shall be contingent upon Seller’s receipt of such Required Consent. Pending receipt of any Required Consent with respect to an Assumed Contract, the Parties shall use their commercially reasonable efforts to implement an alternative arrangement to permit Buyer to receive substantially similar rights and for Buyer to assume substantially similar obligations under such Assumed Contract as if such impediment to assignment or transfer did not exist; provided, however, that commercially reasonable efforts shall not include payment to Seller or Buyer, as applicable, or any Third Party other than payment of amounts due and payable by Seller and or Buyer, as applicable, as of the Closing.

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7.2	Further Assurances. Seller shall from time to time, at the reasonable request of Buyer and at Buyer’s expense, (i) provide such further information in Seller’s possession, (ii) execute and deliver, or cause to be executed and delivered, such other instruments of conveyance and transfer, certificates, deeds or other documents, and (iii) take, or cause to be taken, all other actions and do, or cause to be done, such other acts and things, all as promptly as practicable as Buyer may reasonably request in order to more effectively consummate the transactions contemplated by this Agreement and to vest in Buyer good and marketable title to the Purchased Assets.

7.3	Confidentiality. Each Receiving Party shall maintain the confidentiality of any Confidential Information received from a Disclosing Party, and shall not disclose such information to any Third Party without the prior written consent of such Disclosing Party, except as otherwise provided in this Agreement (it being understood that any Confidential Information included in the Purchased Assets shall become Confidential Information of Buyer following Closing). As used herein, Confidential Information shall be deemed to include (i) all information that either Party provides in connection with this Agreement or the transactions contemplated hereby (including, without limitation, any claim or dispute arising out of or related to this Agreement or the transactions contemplated hereby, or the interpretation, making, performance, breach or termination thereof) identified to the other in writing as confidential or the nature of which or the circumstances of the disclosure of which would reasonably indicate that such information is confidential, this Agreement and all information concerning this Agreement (which shall be deemed the Confidential Information of both Parties); and (ii) the Purchased Assets that are not generally available to the public and including, without limitation, any information provided or made available following the Closing pursuant to this Agreement (including, without limitation, any information related to Net Sales any and all books and records, work papers, documents, schedules or other materials or information).

7.4	Legally Compelled Disclosure. In the event that a Receiving Party is required by Applicable Laws to disclose any Confidential Information of its Disclosing Party to any Governmental Authority in order to obtain regulatory approval for the Product, in connection with a bona fide legal process (including in connection with any bona fide disputes hereunder) or under the rules of the securities exchange upon which its securities are traded, the confidentiality requirements under Section 7.3 shall not apply, solely with respect to the Confidential Information required to be disclosed by Applicable Law, and so long as such Receiving Party (i) limits disclosure to such information required by Applicable Law while maintaining the confidentiality of all other Confidential Information of its Disclosing Party, and (ii) promptly gives such Disclosing Party advance notice of such disclosure and an opportunity to seek a protective order or confidential treatment. In the event of disclosure required by Applicable Laws under this Section 7.4, the Receiving Party shall cooperate in any such limitation on disclosure efforts at the Disclosing Party’s reasonable request and expense.

7.5	Press Releases and Other Permitted Disclosures.

(i)	Attached as Exhibit 11, is a copy of the press release to be issued by the Buyer on the Closing Date. Except as set forth in the previous sentence or otherwise in this Section 7.5, no press release, public statement or disclosure concerning the existence or terms of this Agreement shall be made, either directly or indirectly, by either Party, without first obtaining the written approval of the other Party, which such approval shall not be unreasonably withheld or delayed; provided that Seller may disclose the receipt of any milestone payment amount under this Agreement. Once any public statement or disclosure has been approved in accordance with this Section 7.5, then either Party may appropriately communicate information contained in such permitted statement or disclosure.

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(ii)	Each Party may disclose the existence and terms of this Agreement in confidence: (a) (1) to its attorneys, professional accountants, and auditors, and (2) bankers or other financial advisors in connection with an initial public offering, private financing or other strategic transaction, or corporate valuation for internal purposes; provided that any such disclosure to such professional accountants, auditors, bankers or other financial advisors is under an agreement to keep the terms of confidentiality and non-use no less rigorous than the terms contained in this Agreement and to use such information solely for the applicable purpose permitted pursuant to this Section 7.4(ii)(a); (b) to potential acquirers (and their respective attorneys and professional advisors), in connection with a potential merger, acquisition or reorganization; provided that such disclosure is under an agreement according to terms of confidentiality and non-use that are no less rigorous than the terms contained in this Agreement and require the use of such information solely for the purpose permitted pursuant to this Section 7.5(ii)(b); (c) to existing or potential investors, lenders or permitted assignees of such Party (and their respective attorneys and professional advisors); provided that such disclosure is under an agreement according to terms of confidentiality and non-use that are no less rigorous than the terms contained in this Agreement; and (d) to current and potential licensees or sublicensees or potential acquirors of such Party or of the Product (and their respective attorneys and professional advisors).

(iii)	Notwithstanding the foregoing provisions of this Article 7, a Party may disclose the existence and terms of this Agreement or a Party’s or the Parties’ activities under this Agreement where required, as reasonably determined by the legal counsel of the disclosing Party, by Applicable Law, by applicable stock exchange regulation, as required in connection with filings under applicable securities laws or by order or other ruling of a competent court, although, to the extent practicable, the other Party shall be given prompt notice of any such legally required disclosure to comment and reasonably consider such comments provided by such Party on the proposed disclosure.

(iv)	Nothing in this Section 7.5 shall be deemed to restrict Buyer from providing public updates on the Product or its Development, manufacturing or Commercialization as deemed necessary or advisable by the Buyer in its sole discretion; provided that Buyer does not use the name of Seller or its Affiliates (except to the extent referred to as the manufacturer of Product or licensor of certain Product-related rights, as may be necessary under applicable law or the Assumed Contracts) in any such public updates and does not otherwise disclose any Confidential Information of Seller.

7.6	Commercialization of Products. As of the Closing Date, Buyer shall be solely and exclusively responsible for the manufacture, Development and Commercialization of the Products, including all decisions pertaining to such manufacture, Development or Commercialization, including any recall of Products.

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7.7	Regulatory Matters. A copy of each Transfer Letter authorizing the transfer of ownership of the INDs and CTAs as well as the orphan drug designation owned by Seller to Buyer shall be delivered on the Closing Date and within ten (10) Business Days after the Closing Date, (a) Seller shall submit the Transfer Letters to the relevant Governmental Authorities and shall notify Buyer of such submission on the date submitted (providing Buyer an electronic copy of the submission with such notification) and (b) shall provide to Buyer the full regulatory file for the INDs and CTAs held by the Seller, including all available electronic meta data. Upon notification of the Seller’s submission of the Transfer Letter to the relevant Governmental Authorities, Buyer shall execute and submit to the relevant Governmental Authorities letters acknowledging Buyer’s commitment to assume ownership of the INDs and CTAs and the orphan drug designation owned by Seller. As of the Closing Date, except as otherwise set forth in this Section 7.7, Buyer shall be solely responsible for taking any actions necessary to (i) obtain any documentation required to maintain the INDs and CTAs or the orphaned drug designation owned by Seller or obtain any further authorizations under any Applicable Law, and (ii) otherwise comply with any Applicable Law with respect to regulatory authorizations. During the period between the Closing Date and the date that is that is eighteen (18) months from the Closing Date, Seller shall provide reasonable assistance as requested by Buyer in connection with Buyer’s fulfilment of its obligations under this Section 7.7. Except as set forth in any further written agreement between the Parties, as of the Closing Date, Buyer shall be solely responsible for investigating and reporting adverse experiences for the Product to any Governmental Authorities and addressing any such Governmental Authorities’ inquiries related to the safety of the Product; provided, however, that Seller shall provide reasonable assistance and cooperation to Buyer to the extent any such investigations or inquiries related to the manufacture or development of the Product prior to the Closing Date by or on behalf of Seller. Except as set forth in any further written agreement between the Parties, as of the Closing Date, Buyer shall be solely responsible for addressing any Person’s medical inquiries or complaints relating to the Product; provided, however, that Seller shall provide reasonable assistance and cooperation to Buyer to the extent any such inquiries or complaints related to the manufacture or Development of the Product prior to the Closing Date by or on behalf of Seller.

7.8	Development and Commercialization of Products after Closing. Following the Closing Date Buyer agrees to (i) use Reasonable Commercial Efforts to commence a [****] in accordance with the Development Plan; and (ii) use Reasonable Commercial Efforts to manufacture, Develop and Commercialize at least one Product in the United States and Europe. Buyer shall provide to Seller, semi-annually, written reports on its completed and planned Development and Commercialization activities with respect to each Product. Each such report shall include an update regarding Development activities conducted by or on behalf of Buyer (including activities conducted under the Development Plan) and progress towards achieving the Development and Regulatory Milestones.

8. MANUFACTURING

8.1	Manufacturing and Quality Agreements. As part of the Technology Transition Plan described in Section 2.7, during the Transition Period, Buyer and Seller shall negotiate in good faith manufacturing transfer and quality agreements for the Product that will include provisions regarding the transfer of: (i) existing clinical material; (ii) all cGMP and non-cGMP bulk drug substance or partially finished drug Product, including API, along with the corresponding cell lines and any specialized and dedicated equipment (e.g., proprietary media, dedicated purification columns/filters, etc.) required for the production of Teplizumab; and (iii) the CMC and quality support and documentation necessary to label, package, release and ship the existing inventory of cGMP finished drug product vials to clinical trial sites and/or a corresponding storage and distribution subcontractor. After the Transition Period, Seller shall continue to provide support on the manufacturing transfer described in this Section 8.1 in accordance with the Technology Transition Plan and in accordance with the terms of Section 2.7 for a period of eighteen (18) months from the Effective Date. Costs incurred by Seller in connection with this Section 8.1 shall be subject to the cost allocation and reimbursement provisions of Section 2.7.

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9 INDEMNIFICATION

9.1	Survival of Representations, and Warranties.

(i)	The Fundamental Representations shall survive the Closing Date indefinitely and shall bind the successors and assigns of the relevant Party, whether so expressed or not, and all such representations and warranties shall inure to the benefit of the successors and assigns of the Parties hereto, whether expressed or not. The “Fundamental Representations” are Sections 5.1 (Corporate Organization), 5.3 (Authority of Seller); 5.4 (Non-Contravention); 5.5 (Title; Encumbrances); 5.14 (Eli Lilly Agreement; Third Party Obligations); 6.2 (Corporate Organization); 6.3 (Authority of Buyer); 6.4 (Non-Contravention) and 6.8 (Buyer Stock).

(ii)	The Core Representations shall survive the Closing Date for a period of five (5) years, and during such period shall bind the successors and assigns of the relevant Party, whether so expressed or not, and all such representations and warranties shall inure to the benefit of the successors and assigns of the Parties hereto, whether expressed or not. The “Core Representations” are Sections 5.7 (Intellectual Property); 5.10 (Regulatory Compliance); and 5.15 (Clinical Trials).

(iii)	Except as set forth in subsections (i) and (ii) of this Section 9.1, the representations and warranties of Seller or Buyer contained in Articles 5 and 6 or documents executed in connection herewith shall survive the Closing Date for a period of eighteen (18) months (the “Survival Period”) and during the Survival Period shall bind the successors and assigns of the relevant Party, whether so expressed or not, and all such representations and warranties shall inure to the benefit of the successors and assigns of the Parties hereto, whether expressed or not.

(iv)	Any claim whether for indemnification or otherwise based upon a breach of any such representation or warranty and asserted prior to the termination of the Survival Period by written notice in accordance with Section 9.2 shall survive until final resolution of such claim.

9.2	Indemnification by Seller. From and after the Closing Date, Seller shall indemnify, defend and hold harmless Buyer, its Affiliates and their respective officers, directors, employees, agents, successors and assigns from and against any and all Damages incurred in connection with any claim, action, suit, litigation, proceeding, arbitration or investigation (whether civil, criminal, administrative, investigative, appellate or informal) by a Third Party, including a Governmental Authority (“Third Party Claims”) arising out of or relating to (i) any breach of any covenant, representation or warranty of Seller in this Agreement, (ii) any Retained Liability or (iii) Seller’s fraud, gross negligence or willful misconduct.

9.3	Indemnification by Buyer. From and after the Closing Date, Buyer shall indemnify, defend and hold harmless Seller, its Affiliates, and their respective officers, directors, employees, agents, successors and assigns from and against any and all Damages incurred in connection with any Third Party Claims arising out of or relating to: (i) any breach of any covenant, representation or warranty of Buyer in this Agreement, (ii) any Assumed Liability or (iii) Buyer’s fraud, gross negligence or willful misconduct.

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9.4	Procedure. A Person intending to claim indemnification under this Article 9 (the “Indemnitee”) shall promptly provide written notice to the Party providing indemnification (the “Indemnitor”) of any Third Party Claim with respect to which the Indemnitee intends to claim such indemnification, which notice shall include a description of the Third Party Claim, the amount thereof (if known and quantifiable) and the basis for the Third Party Claim; provided that failure of the Indemnitee to give the Indemnitor notice as set forth herein shall not relieve the Indemnitor of its obligations hereunder, except to the extent that the Indemnitor is prejudiced thereby. The Indemnitor shall have the right, in its sole discretion and at its election by written notice to the Indemnitee within fifteen (15) days after delivering notice of the Third Party Claim to the Indemnitee, to conduct the defense against such Third Party Claim in its own name, provided that the Indemnitor (i) shall keep the Indemnitee reasonably informed regarding the status of such Third Party Claim, (ii) shall provide the Indemnitee the reasonable opportunity to consult with the Indemnitor regarding the defense of such claim, and (iii) may not settle or compromise any such Third Party Claim without the prior written consent of the Indemnitee (which consent shall not be unreasonably withheld, conditioned or delayed) unless (A) such settlement or compromise involves no finding or admission of any breach by any Indemnitee of any obligation to any other Person or any violation by any Indemnitee of any Applicable Law, and (B) the sole relief provided in connection with such settlement or compromise is monetary damages that are paid in full by the Indemnitor. If the Indemnitee fails to timely give notice of such election to conduct the defense, it will be deemed to have elected not to conduct the defense of the subject Third Party Claim, and in such event the Indemnitor shall have the right, at its own cost and expense, to conduct the defense in good faith with counsel reasonably satisfactory to the Indemnitee; provided that the Indemnitor (x) shall keep the Indemnitee reasonably informed regarding the status of such Third Party Claim, (y) shall provide the Indemnitee the reasonable opportunity to consult with the Indemnitor regarding the defense of such claim and (z) may not settle or compromise any such Third Party Claim without the prior written consent of the Indemnitee (which consent shall not be unreasonably withheld, conditioned or delayed). The Indemnitee, its employees and agents, shall cooperate fully with the Indemnitor and its legal representative(s) in the investigation and defense of any Third Party Claim covered by this Section 9.4.

9.5	Limitation of Damages. The indemnification obligations of a Party under Section 9.2 or Section 9.3 and the liability of a Party for all damages whatsoever arising out of or related to this Agreement and the instruments and agreements contemplated hereby and the transactions contemplated hereby and thereby shall be limited as follows:

(i)	Insurance. A Party shall not be liable to the extent an Indemnitee or the other Party receives payment from any insurer or other Third Party, but only with respect to amounts actually received from such insurer or other Third Party. The Indemnitor shall remain liable for the balance of any Damages unpaid to the Indemnitee or the other Party.

(ii)	Negligence, Illegal Act or Willful Misconduct. A Party shall not be liable to the extent that the other Party, its Affiliates or any of their respective officers, directors, employees, agents, successors and assigns caused, by the illegal conduct, gross negligence or willful misconduct, the Damages.

9.6	Insurance. Buyer and Seller shall each maintain a commercial general liability insurance policy or policies to protect against potential liabilities and risk arising out of this Agreement and are as are appropriate to cover the Parties’ respective indemnification obligations hereunder. Upon request, each Party shall provide certificates of insurance to the other evidencing the coverage specifies herein. Neither Party’s liability to the other is in any way limited to the extent of its insurance coverage.

9.7	Limitations on Indemnification. Notwithstanding anything to the contrary herein, (i) Seller shall not have any liability under Section 9.2 for any individual item (or series of related items) where the Damages relating thereto until the aggregate damages related thereto meet or exceed [****] United States dollars ($[****]) provided that once the Damages equal or exceed [****] United States dollars ($[****]), the Seller shall be liable for all Damages from the first dollar and (ii) Seller’s aggregate liability under Section 9.2(i) (other than for breaches of Fundamental Representations or Core Representations, or for claims related to fraud, gross negligence or willful misconduct) shall in no event exceed, on a cumulative basis, [****] percent ([****]%) of the Aggregate Consideration (as determined from time to time). Notwithstanding anything to the contrary herein, (a) Buyer shall not have any liability under Section 9.3 for any individual item (or series of related items) where the Damages relating thereto until the aggregate damages related thereto meet or exceed [****] United States dollars ($[****]) provided that once the Damages equal or exceed [****] United States dollars ($[****]), the Buyer shall be liable for all Damages from the first dollar and (b) Buyer’s aggregate liability under Section 9.3(i) (other than for breaches of Fundamental Representations or Core Representations, or for claims related to fraud, gross negligence or willful misconduct) shall in no event exceed, on a cumulative basis, [****] percent ([****]%) of the Aggregate Consideration (as determined from time to time). For purposes of this Section 9.7, “Aggregate Consideration” means, as determined from time to time, the sum of each of the following amounts: (A) the [****], (B) the [****]; (C) [****] paid to Seller in accordance with Section [****]; (D) the [****]; (E) [****] paid to Seller in accordance with Section [****]; (F) the aggregate amount of [****], including consideration due to [****] in connection with the consummation of the transactions contemplated under this Agreement. Nothing in this Section 9.7 is intended to, nor shall it, limit Seller’s liability under Sections 9.2(ii) or 9.2(iii) or Buyer’s liability under Section 9.3(ii) or 9.3(iii).

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9.8	Cap on Damages. Except for claims involving fraud, gross negligence or willful misconduct and for Seller’s indemnification obligations pursuant to Section 9.2 or Buyer’s indemnification obligations pursuant to Section 9.3, each Party’s aggregate liability under this Agreement (including negligence) shall not exceed the aggregate amounts actually paid (and, with respect to Buyer’s liability hereunder, payable) by Buyer to Seller pursuant to Sections 3.1 through 3.5.

9.9	Set-Off. To the extent that any amount would have been payable to Buyer under Section 9.2 but for the “Aggregate Consideration” limitations set forth in Section 9.7, Buyer shall be entitled to set off such unpaid amount against the BLA Approval Milestone payment subject to the following conditions:

(a)	the amount set off shall have been (i) agreed to by Seller or (ii) determined by an arbitrator, a court of competent jurisdiction or a Third Party mediator appointed by the Parties to make such determination; and

(b)	the amount set-off shall not exceed the cap on damages under Section 9.7 after calculating the “Aggregate Consideration” under Section 9.7 with the inclusion of the payment of the BLA Approval Milestone payment.

10. NOTICES

10.1	Save as otherwise provided in this Agreement, any notice, demand or other communication (“Notice”) to be given by either Party under, or in connection with, this Agreement shall be in writing and signed by, on behalf of, the Party giving it. Any Notice shall be served by sending it by email to the address set out in Section 10.2, and/or delivering it by registered mail or courier to the address set out in Section 10.2 and in each case marked for the attention of the relevant Party set out in Section 10.2 (or as otherwise notified from time to time in accordance with the provisions of Section 10.3). Any Notice so served by email and/or registered mail or courier shall be deemed to have been duly given or made as follows:

(i)	if sent by email, upon acknowledgment of receipt; or

(ii)	in the case of delivery by registered mail, within five (5) Business Days from the date of dispatch; or

(iii)	in the case of delivery by nationally recognized overnight courier service, within one (1) Business Day from date of dispatch, provided that in each case where delivery by registered mail or courier occurs after 6pm on a Business Day or on a day which is not a Business Day, service shall be deemed to occur at 9am on the next following Business Day.

10.2	The addressees of the Parties for the purpose of Section 10.1 are as follows:

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(i)	Buyer

	Address:	Provention Bio, Inc.
Email: apalmer@provention.com
Attention: Ashleigh Palmer

With a copy to counsel, provided that such copy shall not constitute notice to Buyer:

Lowenstein Sandler LLP
1251 Avenue of the Americas
17th Floor
New York, NY 10020
Email:
mlerner@lowenstein.com; hweinstein@lowenstein.com
Attention: Michael Lerner;
Herschel Weinstein

(ii)	Seller

	Address:	MacroGenics, Inc.
9704 Medical Centre Drive
Rockville, MD 20850,
Email:
Attention: CEO

with copies to:
MacroGenics, Inc.
9704 Medical Center Drive
Rockville, MD 20850
Attention: General Counsel

10.3	A Party may notify the other Party of a change to its name, relevant addressee, address or email address for the purposes of this Article 10, provided that such notice shall only be effective on:

(i)	the date specified in the notification as the date on which the change is to take place; or

(ii)	if no date is specified or the date is less than five (5) Business Days after the date on which notice is given, the date following five (5) Business Days after notice of any change has been given.

10.4	In providing service it shall be sufficient to prove that the envelope containing such Notice was properly addressed and delivered to the address shown thereon or that the facsimile transmission was made and a facsimile confirmation report was received, as the case may be.

11. MISCELLANEOUS

11.1	Entire Agreement. This Agreement, including all the Exhibits, sets forth the entire understanding of the Parties with respect to the subject matter hereof and cancels and supersedes all previous communications, representations or understandings, and agreements, whether oral or written, between the Parties relating to the subject matter hereof including the Prior Confidentiality Agreement. Information disclosed under the Prior Confidentiality Agreement shall be deemed to be Confidential Information disclosed under this Agreement and subject to the same obligations of confidentiality and use as other Confidential Information disclosed hereunder.

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11.2	Amendment. No modification or amendment of any provision of this Agreement shall be valid or effective unless made in writing and signed by duly authorized officers of each Party.

11.3	Assignment. Neither Party may assign, transfer, charge or otherwise encumber this Agreement or any right, benefit or interest under it, nor transfer it without the prior written consent of the other Party provided that a Party may assign this Agreement to any Affiliate or to any successor in interest by way of merger, acquisition or sale of all or substantially all of its assets to which this Agreement relates, provided that such successor agrees in writing to be bound by the terms of this Agreement as if it were the assigning Party. Each Party agrees that, notwithstanding any provisions of this Agreement to the contrary, if this Agreement is assigned by a Party in connection with a merger, acquisition or sale of all or substantially all of its assets, such assignment shall not provide the non-assigning Party with rights or access to any intellectual property or technology of the acquirer of the assigning Party beyond that which is specifically contemplated in this Agreement. This Agreement shall be binding upon the successors and permitted assigns of the Parties. Any assignment not in accordance with this Section 11.3 shall be void.

11.4	Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware, without regard to conflict of law principles. The provisions of the United Nations Convention on Contracts for the International Sale of Goods the 1974 Convention on the Limitation Period in the International Sale of Goods, as amended by that certain Protocol, done at Vienna on April 11, 1980 shall not apply to the Transaction Agreements or any subject matter hereof or thereof.

11.5	Severability. If any of the provisions of this Agreement are held to be void or unenforceable by a court of competent jurisdiction, then such void or unenforceable provisions shall be replaced by valid and enforceable provisions which will achieve as far as possible the economic business intentions of the Parties. However, the remainder of this Agreement will remain in full force and effect, provided that the material interests of the Parties are not affected i.e., the Parties would presumably have concluded this Agreement without the unenforceable provisions.

11.6	Waiver. A waiver of any default, breach or non-compliance under this Agreement is not effective unless signed by the Party granting such waiver. No waiver will be inferred from or implied by any failure to act or delay in acting by a Party in respect of any default, breach, non-observance or by anything done or omitted to be done by the other Party. The waiver by a Party of any default, breach or non-compliance under this Agreement will not operate as a waiver of that Party’s rights under this Agreement in respect of any continuing or subsequent default, breach or non-compliance.

11.7	Damages Limitation. EXCEPT WITH RESPECT TO THEIR RESPECTIVE INDEMNIFICATION OBLIGATIONS UNDER SECTIONS 9.2 AND 9.3 OF THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY UNDER OR WITH RESPECT TO THIS AGREEMENT, OR ANY OTHER AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY, FOR ANY INDIRECT, INCIDENTAL, EXEMPLARY, SPECIAL, OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS OR BUSINESS INTERRUPTION, OR PUNITIVE DAMAGES.

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11.8	Expenses. Except as otherwise provided in this Agreement, each Party hereto shall pay its own expenses and costs incidental to the preparation of this Agreement and to the consummation of the transactions contemplated hereby, including the fees for any business, legal or regulatory counsel.

11.9	Relationship of the Parties. Neither Party shall be deemed an agent or representative of the other Party for any purpose, and this Agreement shall not create or establish an agency. Except as may be specifically provided herein, neither Party shall have any right, power, or authority, nor shall they represent themselves as having authority to assume, create or incur any expense, liability or obligation, express or implied, on behalf of the other Party, or otherwise act as an agent for the other Party for any purpose. This Agreement does not, is not intended to, and shall not be construed to, establish or create an employment, agency, partnership, joint venture or any other legal arrangement that would impose liability upon one Party for the act or failure to act of the other Party.

11.10	No Third Party Beneficiaries. This Agreement is neither expressly nor impliedly made for the benefit of any entity other than the Parties, and neither any Third Party nor any Affiliate shall have any claim against either Party on the basis of this Agreement.

11.11	Language. This Agreement has been drafted in the English language, and the English language shall control its interpretation. Any translation shall be for convenience purposes only and shall not be legally binding.

11.12	Interpretation. The Parties agree that the terms and conditions of this Agreement are the result of negotiations between the Parties and that this Agreement shall not be construed in favour of or against either Party by reason of the extent to which such a Party participated in the drafting of this Agreement.

11.13	Descriptive Headings. The descriptive headings of this Agreement are for convenience only and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement.

11.14	Counterparts. The Parties shall execute this Agreement in two (2) counterparts, either of which the Parties shall deem an original, but which together shall constitute one and the same instrument. Counterparts may be signed and delivered by facsimile or PDF file, each of which shall be binding when received by the applicable Party.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Closing Date.

PROVENTION BIO, INC.:		MACROGENICS, INC.:

	/s/ Ashleigh Palmer		/s/ Scott Koenig
Name:	Ashleigh Palmer	Name:	Scott Koenig, M.D. Ph.D.
Title:	President and Chief Executive Officer	Title:	President and Chief Executive Officer

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Exhibits:

Exhibit 1:	Teplizumab
Exhibit 2:	Product Patents; Program IP
Exhibit 3:	Assumed Contracts
Exhibit 4:	Development Plan
Exhibit 5:	Disclosure Schedules
Exhibit 6:	Bill of Sale and General Assignment Agreement
Exhibit 7:	Patent Assignment Agreement
Exhibit 8:	Transferred Materials. Transferrable Books and Records and INDs and CTAs
Exhibit 9:	Form of Transfer Letter
Exhibit 10:	Form of Warrant
Exhibit 11:	Form of Press Release
Exhibit 12:	Form of Lock-Up Agreement

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Exhibit 1

Teplizumab

Teplizumab (MGA031), a recombinant, humanized, FcR non-binding, anti-CD3 monoclonal antibody described in IND# [****]. Secretion Signal Sequence double underlined in lowercase letters.

Amino Acid Sequence:

Light Chain

[****]

Heavy Chain

[****]

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Exhibit 2

Product Patents

Title	Country	Patent / Publication No.	Serial No.
[****]	[****]	[****]	[****]
[****]	[****]	[****]	[****]
[****]	[****]	[****]	[****]
[****]	[****]	[****]	[****]
[****]	[****]	[****]	[****]
[****]	[****]	[****]	[****]
[****]	[****]	[****]	[****]
[****]	[****]	[****]	[****]

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Exhibit 3

Assumed Contracts

[****]

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Exhibit 4

Development Plan

Treatment for patients with recent-onset T1D to preserve beta-cell function and insulin secretion

[****]

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Exhibit 5

Disclosure Schedules

[****]

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Exhibit 6

Bill of Sale and General Assignment Agreement

BILL OF SALE AND GENERAL ASSIGNMENT AGREEMENT

This Bill of Sale and General Assignment Agreement (this “Agreement”) is made and entered into effective as of the ___ day of May, 2018 (the “Effective Date”) by and between PROVENTION BIO, INC., a Delaware corporation, having its principal place of business at (hereinafter “Provention”) and MACROGENICS, INC., a Delaware corporation having its principal place of business at 9704 Medical Center Drive, Rockville, MD 20850 (hereinafter “MacroGenics”).

WHEREAS, MacroGenics and Provention are parties to that certain Asset Purchase Agreement, dated as of May ____, 2018 (the “Asset Purchase Agreement”).

WHEREAS, in connection with the consummation of the transactions contemplated by the Asset Purchase Agreement, (i) MacroGenics shall sell, transfer, convey and assign to Provention all of MacroGenics’ right, title, and interest in and to the Purchased Assets, and Provention shall purchase from MacroGenics all of MacroGenics’ right, title, and interest in and to the Purchased Assets, and (ii) MacroGenics shall assign to Provention and Provention has agreed to assume all of the Assumed Liabilities, each to be effective as of the Closing Date, subject to the terms and conditions of the Asset Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, MacroGenics and Provention (each a “Party” and collectively, the “Parties”) agree as follows:

1. Sale, Assignment, and Assumption. To be effective as of the Closing Date, and pursuant to the terms and subject to the conditions of the Asset Purchase Agreement, MacroGenics (i) sells, transfers, conveys and assigns to Provention all of MacroGenics’ right, title, and interest in and to the Purchased Assets and (ii) assigns the Assumed Liabilities to Provention. Provention (x) accepts such sale, transfer, conveyance and assignment of MacroGenics’ right, title, and interest in and to the Purchased Assets, and (y) assumes and agrees to pay, perform and discharge as and when due, as applicable, all of the Assumed Liabilities.

2. Terms of the Agreement. Nothing contained in this Agreement shall be deemed to modify, limit, expand, supersede, or amend any rights or obligations of MacroGenics or Provention under the Asset Purchase Agreement. This Agreement is intended only to effect the sale, assignment, transfer and conveyance of the Purchased Assets to Provention by MacroGenics and assumption of the Assumed Liabilities by Provention, all in accordance with the terms and conditions of the Asset Purchase Agreement. To the extent any conflict arises between any of the terms and provisions of this Agreement and any of the terms and provisions of the Asset Purchase Agreement, the terms and provisions of the Asset Purchase Agreement shall govern and control.

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3. No Third Party Beneficiaries. Nothing herein expressed or implied is intended to confer upon any person, other than the Parties and their respective successors and assigns, any rights, remedies, obligations, or liabilities.

4. Entire Agreement. This Agreement, together with the Asset Purchase Agreement (and the schedules and exhibits thereto) and the other documents executed in connection therewith, sets forth the entire agreement between the Parties with respect to the subject matter hereof, and cancels or supersedes all previous communications, representations, understandings, agreements, and arrangements between the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

5. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

6. Governing Law. This Agreement shall be governed by and construed in accordance with the substantive law of the State of Delaware without regard to conflict of law principles.

7. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement. This Agreement, any and all agreements and instruments executed and delivered in accordance herewith, along with any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or email delivery of a “.pdf” or similar format data file, shall be treated in all manner and respects and for all purposes as an original signature, agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” or similar format data file to deliver a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” or similar format data file as a defense to the formation or enforceability of a contract and each Party hereto forever waives any such defense.

9. Amendment and Modification. This Agreement may be amended by the Parties at any time only by a written instrument signed by each of the Parties.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, each of the Parties is signing this Agreement as of the Effective Date.

MACROGENICS:

MacroGenics, Inc.

By:
Name:
Title:

PROVENTION:

Provention Bio, Inc.

By:
Name:
Title:

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Exhibit 7

Patent Assignment Agreement

PATENT ASSIGNMENT AGREEMENT

This Patent Assignment Agreement (this “Agreement”) is made and entered into effective as of the ____ day of May, 2018 (the “Effective Date”) by and between PROVENTION BIO, INC., a Delaware Corporation, having its principal place of business at (hereinafter “Provention”) and MACROGENICS, INC., a Delaware corporation having its principal place of business at 9704 Medical Center Drive, Rockville, MD 20850 (hereinafter “MacroGenics”).

WHEREAS, MacroGenics and Provention are parties to that certain Asset Purchase Agreement, dated as of May ____, 2018 pursuant to which MacroGenics shall transfer, convey, assign and deliver to Provention all of MacroGenics’ rights, title and interests in all patent applications and issued patents that are identified on Schedule A attached hereto, or claim priority to any patent application listed on Schedule A (collectively, the “Assigned Patents”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, MacroGenics and Provention (each a “Party” and collectively, the “Parties”) agree as follows:

1. Patent Assignment. MacroGenics hereby conveys, transfers, and assigns to Provention, its successors and assigns, MacroGenics’ entire right, title and interest for the United States, its territories and possession, and all foreign countries in and to the Assigned Patents and all rights, claims and privileges pertaining thereto, including without limitation, all inventions and discoveries disclosed therein, certificates of invention and applications for certificates of invention, and any substitutions, reissues, reexaminations, divisions, renewals, extensions, provisionals, continuations, continuations-in-part, continued prosecution applications, and corresponding foreign patents and patent applications and foreign counterparts thereof, and any and all rights to sue and recover for claims and remedies against and collect damages and other recoveries for past, present and future infringements of any or all of the foregoing, and rights for priority and protection of interests therein under the laws of any jurisdiction and hereby grants to Provention the right to apply, obtain and hold in its own name for patents or inventor’s certificates and related rights heretofore or hereafter filed in any and all countries, including, without limitation, the right to prosecute and maintain the same and all rights to claim priority based thereon, all patents granted thereon and all reissues, extensions and renewals thereof.

2. Authorization. MacroGenics authorizes and requests the Commissioner of Patents and Trademarks of the United States, and any other official throughout the world whose duty is to register and record ownership in patent registrations and applications for registration of patents, to record Provention as the assignee and owner of any and all right in the Assigned Patents.

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3. Miscellaneous. This Assignment will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, each of which such successors and permitted assigns will be deemed to be a Party hereto for all purposes hereof. This Assignment and any of the terms contained herein may be amended or modified by MacroGenics and Provention only in writing. This Assignment is executed by, and shall be binding upon, MacroGenics and Provention and their respective successors and assigns, for the uses and purposes set forth and referred to above, effective immediately upon its delivery to Provention. This Assignment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of law principles. This Agreement may be executed in multiple counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement. This Agreement, any and all agreements and instruments executed and delivered in accordance herewith, along with any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or email delivery of a “.pdf” or similar format data file, shall be treated in all manner and respects and for all purposes as an original signature, agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party hereto shall raise the use of a facsimile machine or email delivery of a “.pdf” or similar format data file to deliver a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” or similar format date file as a defense to the formation or enforceability of a contract and each Party hereto forever waives any such defense.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, each of the Parties is signing this Agreement as of the Effective Date.

MACROGENICS:

MacroGenics, Inc.

By:
Name:
Title:
Date:

STATE OF ______________	}
	}	ss:
COUNTY OF __________	}

On the ________ day of _____________ in the year 20____, before me, the undersigned, personally appeared ______________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public, State of _________________
Printed Name:
Commission #:

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PROVENTION:

Provention Bio, Inc.

By:
Name:
Title:
Date:

STATE OF ______________	}
	}	ss:
COUNTY OF __________	}

On the ________ day of _____________ in the year 20____, before me, the undersigned, personally appeared ______________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public, State of _________________
Printed Name:
Commission #:

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Schedule A

Title	Country	Patent / Publication No.	Serial No.
[****]	[****]	[****]	[****]

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Exhibit 8

Transferred Documentation and Biological and Chemical Materials and Reagents

The items on this list are anticipated to be transferred by the Seller as soon as practicable using Commercially Reasonable Efforts during the Transition Period. Items that are not transferred during the Transition Period shall be transferred by the Seller during the remainder of the eighteen (18) months after the Effective Date using Commercially Reasonable Efforts to the extent available and feasible. Electronic documentation shall be transferred in formats to be mutually agreed upon by both Parties.

Documentation

[****]

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Exhibit 9

Form of Transfer Letter

[****]

ATTN:            [****]

RE:	Transfer of IND Ownership and Notification of New Regulatory Contact
IND No. [****] SEQ No.: XXXX
Teplizumab (MGA031), Humanized Anti-Human CD3 Monoclonal Antibody

Dear Dr. [****] :

Reference is made to IND [****] and IND [****] for teplizumab, Humanized Anti-Human CD3 Monoclonal Antibody. IND [****] is active to evaluate teplizumab in the treatment of people with recent-onset Type 1 Diabetes Mellitus (T1DM). IND [****] is active to evaluate teplizumab in the prevention/delay of diagnosis of T1DM in people at risk for developing T1DM. A similar letter is being submitted to IND [****].

As of <insert date> , Provention Bio, <insert address> has acquired the worldwide development and commercialization rights to teplizumab from MacroGenics, Inc., 9640 Medical Center Drive, Rockville, MD 20850 USA.

On behalf of MacroGenics, I am authorizing the Food and Drug Administration to transfer ownership and responsibility for IND [****] effective as of <insert date> to:

Provention Bio

<insert date>

A complete copy of the IND, including all correspondence from the Agency, has been provided to Provention Bio and upon their acceptance of this IND, all future correspondence regarding this IND should be addressed to Provention Bio. The Regulatory contact for Provention Bio is:

<insert Provention Bio’s Regulatory Authorized Sponsor>

<insert address, phone number and email address>

Provention Bio will submit a letter of acknowledgement and acceptance of the IND transfer and regulatory responsibilities under a separate correspondence to the Division.

If you have any questions regarding this submission, please do not hesitate to contact me at [****], or you may contact [****]. Please contact [****] for electronic submission-related questions. Thank you.

Sincerely,

[See appended electronic signature page.]

[****]

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Exhibit 10

Form of Warrant

Warrant Number ____

THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY NOT BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) SUCH TRANSACTION IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT AND THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION OR (2) THE COMPANY IS PROVIDED WITH AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, STATING THAT SUCH TRANSACTION IS IN COMPLIANCE WITH EXEMPTIONS FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS. NO TRANSFER OF ANY INTEREST IN THIS WARRANT OR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY BE EFFECTED WITHOUT FIRST SURRENDERING THIS WARRANT OR SUCH SECURITIES, AS THE CASE MAY BE, TO THE COMPANY OR ITS TRANSFER AGENT, IF ANY.

Warrant to Purchase

Shares of

Common Stock

As Herein Described

May __, 2018

WARRANT TO PURCHASE COMMON STOCK OF

PROVENTION BIO, INC.

This is to certify that, for value received, MacroGenics, Inc., or a proper assignee (the “Holder”), is entitled to purchase up to 2,162,389 shares (“Warrant Shares”) of common stock, $0.0001 par value per share (the “Common Stock”), of Provention Bio, Inc., a Delaware corporation (the “Company”), subject to the provisions of this Warrant. This Warrant shall be exercisable at Two Dollars and Fifty Cents ($2.50) per share (the “Exercise Price”). This Warrant also is subject to the following terms and conditions:

1. Exercise and Payment; Exchange.

(a) This Warrant may be exercised in whole or in part at any time from and after the date hereof (the “Commencement Date”) through the close of business on May __, 2025 (the “Expiration Date”), at which time this Warrant shall expire and become void, but if such date is a day on which federal or state chartered banking institutions located in the State of New York are authorized to close, then on the next succeeding day which shall not be such a day. Exercise (“Exercise”) shall be by presentation and surrender to the Company, or at the office of any transfer agent designated by the Company (the “Transfer Agent”), of (i) this Warrant, (ii) the attached exercise form properly executed, and (iii) a certified or official bank check for the Exercise Price for the number of Warrant Shares specified in the exercise form. If this Warrant is exercised in part only, the Company or the Transfer Agent shall, upon surrender of the Warrant, execute and deliver a new Warrant evidencing the rights of the Holder to purchase the remaining number of Warrant Shares purchasable hereunder. Upon receipt by the Company of this Warrant, the properly executed exercise form, and payment as aforesaid, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder. Under no circumstance shall the Company be required to make any cash payments or net cash settlement to the Holder in lieu of delivery of the Warrant Shares.

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(b) In lieu of exercising this Warrant for cash pursuant to Section 2(a), if the fair market value of one Warrant Share is greater than the Exercise Price (at the date of calculation as set forth below), the Holder may elect to receive a number of Warrant Shares equal to the value of this Warrant (or of any portion of this Warrant being canceled) by Exercise of this Warrant, in which event the Company shall issue to the Holder that number of Warrant Shares computed using the following formula:

X	=	Y (A – B)
A

Where:

X = The number of Warrant Shares to be issued to the Holder

Y = The number of Shares purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

A = The fair market value of one Warrant Share (at the date of such calculation)

B = The Exercise Price (as adjusted to the date of such calculation)

For purposes of the calculation above, the fair market value of one Warrant Share shall be determined as set forth in Section 3(a) – (c) below.

(b) Conditions to Exercise or Exchange. The restrictions in Section 7 shall apply, to the extent applicable by their terms, to any exercise or exchange of this Warrant permitted by this Section 1.

2. Reservation of Shares. The Company shall, at all times until the expiration of this Warrant, reserve for issuance and delivery upon exercise of this Warrant the number of Warrant Shares which shall be required for issuance and delivery upon exercise of this Warrant. Upon issuance, all Warrant Shares will be validly issued and outstanding, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issuance thereof.

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3. Fractional Interests. The Company shall not issue any fractional shares or scrip representing fractional shares upon the exercise or exchange of this Warrant. With respect to any fraction of a share resulting from the exercise or exchange hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current fair market value per share of Common Stock, determined as follows:

(a) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such an exchange, the current fair market value shall be the last reported sale price of the Common Stock on such exchange on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the mean of the closing bid and asked prices for such day on such exchange;

(b) If the Common Stock is not so listed or admitted to unlisted trading privileges on a national securities exchange, the current fair market value shall be the mean of the last bid and asked prices reported on the last business day prior to the date of the exercise of this Warrant by the OTC Markets Group, Inc.; or

(c) If the Common Stock is not so listed or admitted to unlisted trading privileges on a national securities exchange and bid and asked prices are not so reported, the current fair market value shall be an amount, not less than book value, determined in such reasonable manner as may be prescribed by the Company in good faith.

4. No Rights as Shareholder. This Warrant shall not entitle the Holder to any rights as a shareholder of the Company, either at law or in equity. The rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

5. Adjustments in Number and Exercise Price of Warrant Shares.

5.1 The number of shares of Common Stock for which this Warrant may be exercised and the Exercise Price therefor shall be subject to adjustment as follows:

(a) If the Company is recapitalized through the subdivision or combination of its outstanding shares of Common Stock into a larger or smaller number of shares, the number of Warrant Shares shall be increased or reduced, as of the record date for such recapitalization, in the same proportion as the increase or decrease in the outstanding shares of Common Stock, and the Exercise Price shall be adjusted so that the aggregate amount payable for the purchase of all of the Warrant Shares issuable hereunder immediately after the record date for such recapitalization shall equal the aggregate amount so payable immediately before such record date.

(b) If the Company declares a dividend on Common Stock payable in Common Stock or securities convertible into Common Stock, the number of shares of Common Stock for which this Warrant may be exercised shall be increased as of the record date for determining which holders of Common Stock shall be entitled to receive such dividend, in proportion to the increase in the number of outstanding shares (and shares of Common Stock issuable upon conversion of all such securities convertible into Common Stock) of Common Stock as a result of such dividend, and the Exercise Price shall be adjusted so that the aggregate amount payable for the purchase of all the Warrant Shares issuable hereunder immediately after the record date for such dividend shall equal the aggregate amount so payable immediately before such record date.

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(c) If the Company distributes to holders of its Common Stock, other than as part of its dissolution or liquidation or the winding up of its affairs, any evidence of indebtedness or any of its assets (other than cash, Common Stock or securities convertible into Common Stock), the Company shall give written notice to the Holder of any such distribution at least fifteen (15) days prior to the proposed record date in order to permit the Holder to exercise this Warrant on or before the record date. There shall be no adjustment in the number of shares of Common Stock for which this Warrant may be exercised, or in the Exercise Price, by virtue of any such distribution.

(d) If the Company offers rights or warrants to the holders of Common Stock which entitle them to subscribe to or purchase additional Common Stock or securities convertible into Common Stock, the Company shall give written notice of any such proposed offering to the Holder at least fifteen (15) days prior to the proposed record date in order to permit the Holder to exercise this Warrant on or before such record date. There shall be no adjustment in the number of shares of Common Stock for which this Warrant may be exercised, or in the Exercise Price, by virtue of any such distribution.

(e) If the event, as a result of which an adjustment is made under paragraph (a) or (b) above, does not occur, then any adjustments in the Exercise Price or number of shares issuable that were made in accordance with such paragraph (a) or (b) shall be adjusted to the Exercise Price and number of shares as were in effect immediately prior to the record date for such event.

5.2 In the event of any reorganization or reclassification of the outstanding shares of Common Stock (other than a change in par value or from no par value to par value, or from par value to no par value, or as a result of a subdivision or combination) or in the event of any consolidation or merger of the Company with another entity after which the Company is not the surviving entity, at any time prior to the expiration of this Warrant, upon subsequent exercise of this Warrant the Holder shall have the right to receive the same kind and number of shares of common stock and other securities, cash or other property as would have been distributed to the Holder upon such reorganization, reclassification, consolidation or merger had the Holder exercised this Warrant immediately prior to such reorganization, reclassification, consolidation or merger, appropriately adjusted for any subsequent event described in this Section 5. The Holder shall pay upon such exercise the Exercise Price that otherwise would have been payable pursuant to the terms of this Warrant. If any such reorganization, reclassification, consolidation or merger results in a cash distribution in excess of the then applicable Exercise Price, the Holder may, at the Holder’s option, exercise this Warrant without making payment of the Exercise Price, and in such case the Company shall, upon distribution to the Holder, consider the Exercise Price to have been paid in full, and in making settlement to the Holder, shall deduct an amount equal to the Exercise Price from the amount payable to the Holder.

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5.3 If the Company shall, at any time before the expiration of this Warrant, dissolve, liquidate or wind up its affairs, the Holder shall have the right to receive upon exercise of this Warrant, in lieu of the shares of Common Stock of the Company that the Holder otherwise would have been entitled to receive, the same kind and amount of assets as would have been issued, distributed or paid to the Holder upon any such dissolution, liquidation or winding up with respect to such Common Stock receivable upon exercise of this Warrant on the date for determining those entitled to receive any such distribution. If any such dissolution, liquidation or winding up results in any cash distribution in excess of the Exercise Price provided by this Warrant, the Holder may, at the Holder’s option, exercise this Warrant without making payment of the Exercise Price and, in such case, the Company shall, upon distribution to the Holder, consider the Exercise Price to have been paid in full and, in making settlement to the Holder, shall deduct an amount equal to the Exercise Price from the amount payable to the Holder.

6. Notices to Holder. So long as this Warrant shall be outstanding (a) if the Company shall pay any dividends or make any distribution upon the Common Stock otherwise than in cash or (b) if the Company shall offer generally to the holders of Common Stock the right to subscribe to or purchase any shares of any class of Common Stock or securities convertible into Common Stock or any similar rights or (c) if there shall be any capital reorganization of the Company in which the Company is not the surviving entity, recapitalization of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or other transfer of all or substantially all of the property and assets of the Company, or voluntary or involuntary dissolution, liquidation or winding up of the Company, then in such event, the Company shall cause to be mailed to the Holder, at least thirty (30) days prior to the relevant date described below (or such shorter period as is reasonably possible if thirty (30) days is not reasonably possible), a notice containing a description of the proposed action and stating the date or expected date on which a record of the Company’s shareholders is to be taken for the purpose of any such dividend, distribution of rights, or such reclassification, reorganization, consolidation, merger, conveyance, lease or transfer, dissolution, liquidation or winding up is to take place and the date or expected date, if any is to be fixed, as of which the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such event.

7. Transfer, Exercise, Exchange, Assignment or Loss of Warrant, Warrant Shares or Other Securities.

7.1 This Warrant may be transferred, exercised, exchanged or assigned (“transferred”), in whole or in part, subject to the following restrictions. This Warrant and the Warrant Shares or any other securities (“Other Securities”) received upon exercise of this Warrant shall be subject to restrictions on transferability until registered under the Securities Act of 1933, as amended (the “Securities Act”), unless an exemption from registration is available. Until this Warrant and the Warrant Shares or Other Securities are so registered or exempt from registration, this Warrant and any certificate for Warrant Shares or Other Securities issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, stating that this Warrant, the Warrant Shares or Other Securities may not be sold, transferred or otherwise disposed of unless, in the opinion of counsel satisfactory to the Company, which may be counsel to the Company, that this Warrant, the Warrant Shares or Other Securities may be transferred without such registration. This Warrant and the Warrant Shares or Other Securities may also be subject to restrictions on transferability under applicable state securities or blue sky laws.

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7.2 Any transfer permitted hereunder shall be made by surrender of this Warrant to the Company or to the Transfer Agent at its offices with a duly executed request to transfer the Warrant, which shall provide adequate information to effect such transfer and shall be accompanied by funds sufficient to pay any transfer taxes applicable. The Company or Transfer Agent shall, without charge, execute and deliver a new Warrant in the name of the transferee named in such transfer request, and this Warrant promptly shall be cancelled.

7.3 Upon receipt by the Company of evidence satisfactory to it of loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of reasonable satisfactory indemnification, or, in the case of mutilation, upon surrender of this Warrant, the Company will execute and deliver, or instruct the Transfer Agent to execute and deliver, a new Warrant of like tenor and date, any such lost, stolen or destroyed Warrant thereupon shall become void.

8. Representations and Warranties of the Holder. The Holder hereby represents and warrants to the Company with respect to the issuance of the Warrant as follows:

8.1 Legends. The Holder understands and acknowledges that the certificate(s) evidencing the securities issued by the Company will be imprinted with a restrictive legend as referenced in Section 7.1 above.

8.2 Access to Data. The Holder has had an opportunity to discuss the Company’s business, management, and financial affairs with the Company’s management and the opportunity to review the Company’s facilities and business plans. The Holder has also had an opportunity to ask questions of officers of the Company, which questions were answered to its satisfaction.

8.3 Authorization. This Warrant and the agreements contemplated hereby, when executed and delivered by the Holder, will constitute a valid and legally binding obligation of the Holder, enforceable in accordance with their respective terms.

8.4 Brokers or Finders. The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by such Holder, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Warrant or any transaction contemplated hereby.

9. Notices. All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered in person or mailed, certified, return-receipt requested, postage prepaid to the address previously provided to the other party, or sent by fax or email (to the extent stated below). Either party hereto may from time to time, by written notice to the other party, designate a different address. If any notice or other document is sent by certified or registered mail, return receipt requested, postage prepaid, properly addressed as aforementioned, the same shall be deemed delivered seventy-two (72) hours after mailing thereof. If any notice is sent by fax or email, it will be deemed to have been delivered on the date the fax or email thereof is actually received, provided the original thereof is sent by certified mail, in the manner set forth above, within twenty-four (24) hours after the fax or email is sent.

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10. Amendment. Any provision of this Warrant may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the mutual written consent of the Company and the Holder.

11. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York.

[Signature page follows.]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

PROVENTION BIO, INC.

By:
Name:
Title:

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FORM OF EXERCISE

To be executed upon exercise of Warrant
(please print)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Number _____certificate, to __________ shares of common stock, $0.0001 par value per share (“Common Stock”) of Provention Bio, Inc. (the “Company”) and herewith [tenders payment for such shares of Common Stock to the order of the Company the amount of $[●] per share in accordance with the terms hereof/elects to exercise this Warrant pursuant to Section 2(b) of the attached Warrant]. The undersigned requests that a certificate for such shares of Common Stock be registered in the name of ___________________________ whose address is __________________________________________. If said number of shares of Common Stock is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of the shares of Common Stock be registered in the name of _______________________________, whose address is ________________________________________, and that such Warrant Certificate be delivered to_______________, whose address is __________________________________.

Representations of the undersigned.

a)	The undersigned acknowledges that the undersigned has received, read and understood the Warrant and agrees to abide by and be bound by its terms and conditions.

b)	(i) The undersigned has such knowledge and experience in business and financial matters that the undersigned is capable of evaluating the Company and the proposed activities thereof, and the risks and merits of this prospective investment.

[  ] YES [  ] NO

(ii) If “No”, the undersigned is represented by a “purchaser representative,” as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D thereunder.

[  ] YES [  ] NO

c)	(i) The undersigned is an “accredited investor,” as that term is defined in the Securities Act and Rule 501 of Regulation D thereunder.

[  ] YES [  ] NO

(ii) If “Yes,” the undersigned comes within the following category of that definition (check one and complete the blanks as applicable):

[ ]	1. The undersigned is a natural person whose present net worth (or whose joint net worth with his or her spouse), excluding the value of the undersigned’s primary residence, exceeds $1,000,000. For purposes of calculating the undersigned’s present net worth, the undersigned has included the following as liabilities: (i) any indebtedness that is secured by the undersigned’s primary residence in excess of the estimated fair market value of the undersigned’s primary residence at the time of the sale of the shares, and (ii) any incremental debt secured by the undersigned’s primary residence that was incurred in the 60 days before the sale of the shares, other than as a result of the acquisition of the undersigned’s primary residence.

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[ ]	2. The undersigned is a natural person who had individual income in excess of $200,000 in each of the last two years or joint income with the undersigned’s spouse in excess of $300,000 during such two years, and the undersigned reasonably expects to have the same income level in the current year.

[ ]	3. The undersigned is an officer or director of the Company.

[ ]	4. The undersigned is a corporation or partnership not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

[ ]	5. The undersigned is a trust with total assets in excess of $5,000,000 whose purchase is directed by a person with such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment.

[ ]	6. The undersigned is an entity, all of whose equity owners are accredited investors under paragraphs 1, 2, 3, 4 or 5, above.

d)	The undersigned understands that the shares purchased hereunder have not been registered under the Securities Act, in reliance upon the exemption from the registration requirements under the Securities Act pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D thereunder; and, therefore, that the undersigned must bear the economic risk of the investment for an indefinite period of time since the securities cannot be sold, transferred or assigned to any person or entity without compliance with the provisions of the Securities Act.

Submitted by:	Accepted by Provention Bio, Inc.:

By:	By:
Date:	Date:
SS/Tax ID:	Tax ID:
Telephone:
Email:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

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Exhibit 11

Press Release

69

Exhibit 12

Form of Lock-Up Agreement

Provention Bio, Inc.

Lock-Up AGREEMENT

May __, 2018

MDB Capital Group, Inc.

2425 Cedar Springs Road

Dallas, Texas 75201

Re: Provention Bio, Inc. - Lock-Up Agreement

Ladies and Gentlemen:

This Lock-Up Agreement is being delivered to you in connection with the Warrants (the “Warrants”), each dated as of May __, 2018 between Provention Bio, Inc., a Delaware Corporation, (the “Company”) and MacroGenics, Inc., a Delaware corporation (the “Subscriber”), in which Subscriber desires to acquire warrants exercisable into an aggregate of 2,432,688 shares of Common Stock, par value $0.0001 per share (the “Common Stock”), of the Company in consideration of the Company’s and Subscriber’s entry into an Asset Purchase Agreement and License Agreement, each dated as of May __, 2018.

In order to induce MDB Capital Group, LLC (“MDB”) to locate investors to participate in an initial public offering by the Company, the undersigned agrees that, commencing on the earlier of (a) the date of the final prospectus relating to the Company’s initial public offering of its Common Stock (the “IPO”) and (b) the listing of the Company’s Common Stock on an exchange or any tier of The NASDAQ Stock Market or New York Stock Exchange and ending on the date that is 12 months thereafter (the “Lock-Up Period”), the undersigned will not, and will cause all affiliates (as defined in Rule 144 promulgated under the Securities Act of 1933 Act, as amended) of the undersigned not to, (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, or securities exercisable or convertible into shares of Common Stock, held as of the date hereof (the “Subscriber’s Shares”) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Subscriber’s Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise.

The foregoing restriction is expressly agreed to preclude the undersigned, and any affiliate of the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Subscriber’s Shares even if the Subscriber’s Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Subscriber’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the Subscriber’s Shares.

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Notwithstanding the foregoing, the undersigned may transfer the Subscriber’s Shares, provided that in case of items (i) through (v) below, any such transfer shall not involve a disposition for value, and provided further that any transferee shall agree to be bound by the terms of this Lock-up Agreement:

(i) bona fide gift or gifts or by will or intestate succession upon the death of the undersigned; or

(ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; or

(iii) if the undersigned is a trust, any distribution to a beneficiary of the trust or to the estate of a beneficiary of such trust and such transfer is not for value; or

(iv) as a distribution or transfer to stockholders, members, limited partners, or other securityholders of the undersigned or to regular employees of the undersigned whether or not for value; or

(v) to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the undersigned or to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by or under common control with the undersigned.

For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

Notwithstanding anything contrary in this Lock-Up Agreement, (i) the undersigned may exercise warrants to purchase shares of Common Stock, provided that the underlying shares of Common Stock shall continue to be subject to the restrictions on transfer set forth in this letter agreement, (ii) the undersigned can enter into a sales plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), provided that no sales, dispositions or other transfers of the Subscriber’s Shares may be made under such plan during the Lock-Up Period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company; (iii) nothing in this Lock-Up Agreement shall prevent the transfer of securities of the Company pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Common Stock, provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Subscriber’s Shares shall remain subject to the restrictions contained in this Lock-Up Agreement, and (iv) nothing in this Lock-Up Agreement shall prevent the transfer of the Subscriber’s Shares with the written consent of MDB and the agreement of the transferee that it will be subject to the restrictions contained herein.

In order to enforce this covenant, the Company shall impose stop-transfer instructions preventing the Company’s transfer agent (the “Transfer Agent”) from effecting any actions in violation of this Lock-Up Agreement. The undersigned agrees and consents to the entry of stop transfer instructions with the Company’s Transfer Agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions. The Company is a third party beneficiary of this provision.

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The undersigned acknowledges that the execution, delivery and performance of this Lock-Up Agreement is a material inducement to MDB and the Company to complete the transactions contemplated by the Subscription Agreement and the Private Placement, and that MDB and the Company shall each be entitled to specific performance of the undersigned’s obligations hereunder. The undersigned hereby represents that the undersigned has the power and authority to execute, deliver and perform this Lock-Up Agreement, that the undersigned has received adequate consideration therefor and that the undersigned will indirectly benefit from the closing of the transactions contemplated by the Subscription Agreement entered into in connection with the Private Placement.

The undersigned understands and agrees that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

At the discretion of MDB some or all of the Subscriber’s Shares may be released from the restrictions of this Lock-Up Agreement, and the Company will take the required action to permit the securities so released to be free of the restrictions of this Lock-Up Agreement.

This Lock-Up Agreement may be executed in two counterparts, each of which shall be deemed an original but both of which shall be considered one and the same instrument.

This Lock-Up Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflicting provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of Delaware to be applied. In furtherance of the foregoing, the internal laws of the State of Delaware will control the interpretation and construction of this Lock-Up Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

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Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title

Agreed to and Acknowledged:

MDB CAPITAL GROUP, LLC

By:
Name:
Title:

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